                                                                     EXHIBIT 4.5

                          GENERAL SEMICONDUCTOR, INC.,

                                     Issuer,

                                       and

                              THE BANK OF NEW YORK,

                                     Trustee

                                -----------------


                                    INDENTURE

                          Dated as of December 14, 1999

                                -----------------




                                  $172,500,000
                  5.75% Convertible Subordinated Notes due 2006

                              CROSS-REFERENCE TABLE


TIA INDENTURE SECTION                                 SECTION
310   (a) (1), (a) (2)..............................................7.10
      (a) (3), (a) (4)..............................................N.A.
      (a) (5).......................................................7.10
      (b)................................................7.8, 7.10, 14.2
      (c)...........................................................N.A.
311   (a), (b)......................................................7.11
      (c)...........................................................N.A.
312   (a)............................................................2.5
      (b), (c)......................................................14.3
313   (a)............................................................7.6
      (b) (1).......................................................N.A.
      (b) (2)........................................................7.6
      (c)......................................................7.6, 14.2
      (d)............................................................7.6
314   (a).................................................4.5, 4.6, 14.2
      (b)...........................................................N.A.
      (c) (1)..............................................2.2, 7.2 14.4
      (c) (2)..................................................7.2, 14.4
      (c) (3), (d)..................................................N.A.
      (e)...........................................................14.5
      (f)...........................................................N.A.
315   (a)........................................................7.1 (b)
      (b)......................................................7.5, 14.2
      (c).........................................................7.1(a)
      (d)..............................................2.8, 6.11, 7.1(c)
      (e)...........................................................6.13
316   (a) (last sentence)............................................2.9
      (a) (1) (A)...................................................6.11
      (a) (1) (B)...................................................6.12
      (a) (2).......................................................N.A.
      (b) ................................................6.7, 6.8, 6.12
      (c)............................................................1.1
317   (a) (1)........................................................6.3
      (a) (2)........................................................6.4
      (b)............................................................2.4
318   (a)...........................................................14.1


                                TABLE OF CONTENTS


                                                                                                              PAGE
ARTICLE I.DEFINITIONS AND INCORPORATION BY REFERENCE..............................................................1
         SECTION 1.1.          Definitions........................................................................1
         SECTION 1.2.          Incorporation by Reference of TIA..................................................9
         SECTION 1.3.          Rules of Construction.............................................................10

ARTICLE II.THE SECURITIES      ..................................................................................10
         SECTION 2.1.          Form and Dating...................................................................10
         SECTION 2.2.          Execution and Authentication......................................................11
         SECTION 2.3.          Registrar and Paying Agent........................................................11
         SECTION 2.4.          Paying Agent to Hold Assets in Trust..............................................12
         SECTION 2.5.          Securityholder Lists..............................................................12
         SECTION 2.6.          Transfer and Exchange.............................................................12
         SECTION 2.7.          Replacement Securities............................................................19
         SECTION 2.8.          Outstanding Securities............................................................19
         SECTION 2.9.          Treasury Securities...............................................................20
         SECTION 2.10.         Temporary Securities..............................................................20
         SECTION 2.11.         Cancellation......................................................................20
         SECTION 2.12.         Defaulted Interest................................................................21
         SECTION 2.13.         CUSIP Numbers.....................................................................22
         SECTION 2.14.         Deposit of Moneys.................................................................22

ARTICLE III.REDEMPTION         ..................................................................................22
         SECTION 3.1.          Right of Redemption...............................................................22
         SECTION 3.2.          Notices to Trustee................................................................22
         SECTION 3.3.          Selection of Securities to Be Redeemed............................................23
         SECTION 3.4.          Notice of Redemption..............................................................23
         SECTION 3.5.          Effect of Notice of Redemption....................................................24
         SECTION 3.6.          Deposit of Redemption Price.......................................................24
         SECTION 3.7.          Securities Redeemed in Part.......................................................25

ARTICLE IV.COVENANTS           ..................................................................................25
         SECTION 4.1.          Payment of Securities.............................................................25
         SECTION 4.2.          Maintenance of Office or Agency...................................................25
         SECTION 4.3.          Corporate Existence...............................................................25
         SECTION 4.4.          Payment of Taxes and Other Claims.................................................26
         SECTION 4.5.          Compliance Certificate; Notice of Default.........................................26
         SECTION 4.6.          Reports...........................................................................27
         SECTION 4.7.          Rule 144A Information Requirement.................................................27
         SECTION 4.8.          Further Instruments and Acts......................................................27


                                        i

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

ARTICLE V.SUCCESSOR CORPORATION..................................................................................27
         SECTION 5.1.          Limitation on Merger, Sale or Consolidation.......................................27
         SECTION 5.2.          Successor Corporation Substituted.................................................28

ARTICLE VI.EVENTS OF DEFAULT AND REMEDIES........................................................................28
         SECTION 6.1.          Events of Default.................................................................28
         SECTION 6.2.          Acceleration of Maturity Rescission and Annulment.................................30
         SECTION 6.3.          Collection of Indebtedness and Suits for Enforcement by Trustee...................31
         SECTION 6.4.          Trustee May File Proofs of Claim..................................................32
         SECTION 6.5.          Trustee May Enforce Claims Without Possession of Securities.......................33
         SECTION 6.6.          Priorities........................................................................33
         SECTION 6.7.          Limitation on Suits...............................................................34
         SECTION 6.8.          Unconditional Right of Holders to Receive Principal,
                               Premium, and Interest.............................................................34
         SECTION 6.9.          Rights and Remedies Cumulative....................................................35
         SECTION 6.10.         Delay or Omission Not Waiver......................................................35
         SECTION 6.11.         Control by Holders................................................................35
         SECTION 6.12.         Waiver of Default.................................................................35
         SECTION 6.13.         Undertaking for Costs.............................................................36
         SECTION 6.14.         Restoration of Rights and Remedies................................................36

ARTICLE VII.TRUSTEE            ..................................................................................36
         SECTION 7.1.          Duties of Trustee.................................................................36
         SECTION 7.2.          Rights of Trustee.................................................................38
         SECTION 7.3.          Individual Rights of Trustee......................................................39
         SECTION 7.4.          Trustee's Disclaimer..............................................................39
         SECTION 7.5.          Notice of Default.................................................................39
         SECTION 7.6.          Reports by Trustee to Holders.....................................................40
         SECTION 7.7.          Compensation and Indemnity........................................................40
         SECTION 7.8.          Replacement of Trustee............................................................41
         SECTION 7.9.          Successor Trustee by Merger, Etc..................................................42
         SECTION 7.10.         Eligibility; Disqualification.....................................................42
         SECTION 7.11.         Preferential Collection of Claims Against Company.................................42
         SECTION 7.12.         Other Capacities..................................................................42

ARTICLE VIII.SATISFACTION AND DISCHARGE..........................................................................43
         SECTION 8.1.          Satisfaction and Discharge of Indenture...........................................43
         SECTION 8.2.          Repayment to the Company..........................................................43

ARTICLE IX.AMENDMENTS, SUPPLEMENTS AND WAIVERS...................................................................43
         SECTION 9.1.          Supplemental Indentures Without Consent of Holders................................43
         SECTION 9.2.          Amendments, Supplemental Indentures and
                               Waivers with Consent of Holders...................................................44


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

         SECTION 9.3.          Compliance with TIA...............................................................45
         SECTION 9.4.          Revocation and Effect of Consents.................................................45
         SECTION 9.5.          Notation on or Exchange of Securities.............................................46
         SECTION 9.6.          Trustee to Sign Amendments, Etc...................................................46

ARTICLE X.MEETINGS OF HOLDERS  ..................................................................................46
         SECTION 10.1.         Purposes for Which Meetings May Be Called.........................................46
         SECTION 10.2.         Manner of Calling Meetings........................................................46
         SECTION 10.3.         Calling of Meetings by the Company or Holders.....................................47
         SECTION 10.4.         Who May Attend and Vote at Meetings...............................................47
         SECTION 10.5.         Regulations May Be Made by Company; Conduct of the Meeting;
                               Voting Rights; Adjournment........................................................47
         SECTION 10.6.         Voting at the Meeting and Record to Be Kept.......................................48
         SECTION 10.7.         Exercise of Rights of Trustee or Holders May Not Be Hindered
                               or Delayed by Call of Meeting.....................................................48

ARTICLE XI.RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL..................................................49
         SECTION 11.1.         Repurchase of Securities at Option of the Holder
                               Upon a Change of Control..........................................................49
         SECTION 11.2.         Rescission of Change of Control Determination.....................................51

ARTICLE XII.SUBORDINATION........................................................................................51
         SECTION 12.1.         Securities Subordinated to Senior Indebtedness....................................51
         SECTION 12.2.         No Payment on Securities in Certain Circumstances.................................52
         SECTION 12.3.         Securities Subordinated to Prior Payment of All Senior
                               Indebtedness on Dissolution Liquidation or Reorganization.........................53
         SECTION 12.4.         Holders to Be Subrogated to Rights of Holders
                               of Senior Indebtedness............................................................54
         SECTION 12.5.         Obligations of the Company Unconditional..........................................55
         SECTION 12.6.         Trustee and Other Agents Entitled to Assume Payments
                               Not Prohibited in Absence of Notice...............................................55
         SECTION 12.7.         Subordination Rights Not Impaired by Acts or Omissions of the
                               Company or Holders of Senior Indebtedness.........................................56
         SECTION 12.8.         Holders Authorize Trustee to Effectuate Subordination of Securities...............56
         SECTION 12.9.         Right of Trustee to Hold Senior Indebtedness......................................56
         SECTION 12.10.        Article XII Not to Prevent Events of Default......................................57
         SECTION 12.11.        No Duty of Trustee and Other Agents to Holders of Senior
                               Indebtedness......................................................................57

ARTICLE XIII.CONVERSION OF SECURITIES............................................................................57
         SECTION 13.1.         Conversion Privilege..............................................................57
         SECTION 13.2.         Exercise of Conversion Privilege..................................................58
         SECTION 13.3.         Fractional Interests..............................................................59
         SECTION 13.4.         Conversion Price..................................................................59
         SECTION 13.5.         Adjustment of Conversion Price....................................................59



         SECTION 13.6.         Continuation of Conversion Privilege in Case of Reclassification,
                               Change, Merger, Consolidation or Sale of Assets...................................66
         SECTION 13.7.         Notice of Certain Events..........................................................67
         SECTION 13.8.         Taxes on Conversion...............................................................68
         SECTION 13.9.         Company to Provide Stock..........................................................68
         SECTION 13.10.        Disclaimer of Responsibility for Certain Matters..................................69
         SECTION 13.11.        Return of Funds Deposited for Redemption of Converted Securities..................69

ARTICLE XIV.MISCELLANEOUS      ..................................................................................70
         SECTION 14.1.         TIA Controls......................................................................70
         SECTION 14.2.         Notices...........................................................................70
         SECTION 14.3.         Communications by Holders with Other Holders......................................71
         SECTION 14.4.         Certificate and Opinion as to Conditions Precedent................................71
         SECTION 14.5.         Statements Required in Certificate or Opinion.....................................71
         SECTION 14.6.         Rules by Trustee, Paying Agent, Registrar.........................................72
         SECTION 14.7.         Legal Holidays....................................................................72
         SECTION 14.8.         Governing Law.....................................................................72
         SECTION 14.9.         No Adverse Interpretation of Other Agreements.....................................73
         SECTION 14.10.        No Recourse Against Others........................................................73
         SECTION 14.11.        Successors........................................................................73
         SECTION 14.12.        Duplicate Originals...............................................................73
         SECTION 14.13.        Severability......................................................................73
         SECTION 14.14.        Table of Contents, Headings, Etc..................................................74
         SECTION 14.15.        Qualification of Indenture........................................................74
         SECTION 14.16.        Benefits of Indenture.............................................................74


Exhibit A  -      FORM OF SECURITY

Exhibit B  -      5.75% CONVERTIBLE SUBORDINATED NOTES DUE 2006
                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE

                  OR REGISTRATION OF TRANSFER OF NOTES(1)
                  Re: 5.75% CONVERTIBLE SUBORDINATED NOTES DUE 2006

Exhibit C  -      FORM OF CONVERSION NOTICE

--------
(1) This Certificate shall be included only for the Transfer Restricted Notes.

         INDENTURE, dated as of December 14, 1999, between General Semiconductor, Inc., a Delaware corporation (the "Company"), and The Bank of New York, as Trustee. Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 5.75% Convertible Subordinated Notes due 2006:

                                   ARTICLE I.
                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION I.1. DEFINITIONS.

         "Acceleration Notice" shall have the meaning specified in Section 6.2.

         "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the terms "control," "controlling" and "controlled" mean the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

         "Agent" means the Trustee and any Registrar, Paying Agent, co-Registrar, authenticating agent or Securities Custodian.

         "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal, state or foreign law for the relief of debtors.

         "Beneficial Owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

         "Blockage Notice" shall have the meaning specified in Section 12.2(b).

         "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

         "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as a capital lease obligation under GAAP.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase (other than convertible or exchangeable indebtedness), warrants, options, participation or other equivalents of or interests (however designated) in stock issued by that Person.

         "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Change of Control" means the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance of other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act); (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by the total voting power of all classes of voting stock rather than number of shares; or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial arrangement or arrangement relating to, or the value of which is dependent upon, fluctuations in commodity prices.

         "Common Stock" means the Company's common stock, $.01 par value per share, or as such stock may be reconstituted from time to time.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture, and thereafter means such successor.

         "Continuing Director" means, at any date of determination, any member of the Board of Directors of the Company (i) who was a member of such Board of Directors on the date of this Indenture or (ii) who was nominated for election or elected to such Board of Directors by at least a majority of the directors who were such Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least a majority of the directors who were such Continuing Directors at the time of such nomination or election.

         "Conversion Price" shall have the meaning specified in Section 13.4.

         "Conversion Shares" shall have the meaning specified in Section
13.5(1).

         "Credit Agreement" means that certain Credit Agreement dated as of July 23, 1997, as amended as of December 31, 1998 and June 30, 1999, by and among the Company and the lenders party thereto from time to time and The Chase Manhattan Bank, as Administrative Agent, and the other financial institutions named therein as Co-Agents, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, increased, renewed, refunded, replaced or refinanced from time to time, whether or not with the same parties.

         "Currency Hedging Agreements" means any spot or forward foreign exchange agreements and currency swap, currency option or other similar financial agreements or arrangements entered into by any Person or any of its Subsidiaries in the ordinary course of business and designed to protect against or manage exposure to fluctuations in foreign currency exchange rates.

         "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

         "Date of Conversion" shall have the meaning specified in Section 13.2.

         "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

         "Defaulted Interest" shall have the meaning specified in Section 2.12.

         "Definitive Securities" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 3 thereof.

         "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter "Depositary" shall mean or include such successor.

         "Designated Senior Indebtedness" means (i) Senior Indebtedness outstanding under the Credit Agreement and (ii) any other Senior Indebtedness the principal amount of which is $10 million or more; provided that such other Senior Indebtedness has been designated by the Company in the instrument or agreement creating or evidencing the same as "Designated Senior Indebtedness."

         "Distribution Date" shall have the meaning specified in Section
13.5(1).

         "DTC" shall have the meaning specified in Section 2.3.

         "Event of Default" shall have the meaning specified in Section 6.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Expiration Time" shall have the meaning specified in Section 13.5(f).

         "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States; provided, however, that for purposes of determining compliance with covenants in the Indenture, "GAAP" means such generally accepted accounting principles which are in effect as of the Issue Date.

         "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 4 to the form of Security attached hereto as Exhibit A.

         "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; (ii) other agreements or arrangements designed solely to protect such Person against fluctuations in interest rates; and (iii) Commodity Price Protection Agreements and Currency Hedging Agreements.

         "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

         "Indebtedness" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such Person, (i) in respect of borrowed money (whether or not the lender has recourse to all or any portion of the assets of such Person), (ii) evidenced by credit or loan agreements, bonds, notes, debentures or similar instruments (including, without limitation, notes or similar instruments given in connection with the acquisition of any business, properties or assets of any kind), (iii) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (iv) for the payment of money relating to a Capitalized Lease Obligation or (v) evidenced by a letter of credit, bank guarantee or a reimbursement obligation of such Person with respect to any letter of credit; (b) all obligations of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (c) all net obligations of such Person under Hedging Obligations; (d) all liabilities of others of the kind described in the preceding clauses (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability, or which is secured by a Lien on property of such Person; and (e) any and all deferrals, renewals, extensions, modifications, replacements, restatements, refinancings and refundings (whether direct or indirect) of, or any indebtedness or obligation issued in exchange for, any liability of the kind described in any of the preceding clauses (a), (b), (c) or
(d), or this clause (e), whether or not between or among the same parties. The term "Indebtedness" shall not include the incurrence of any indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any of its Subsidiaries in the ordinary course of business, including guarantees or obligations of the Company or any Subsidiary thereof with respect to letters of credit (other than letters of credit issued under the Credit Agreement) supporting such bid, performance or surety obligations, and guarantees made in the ordinary course of business by the Company or any of its Subsidiaries of performance of any contractual obligation by the Company, a Subsidiary or any other entity in which the Company or a Subsidiary owns an equity interest (in each case other than for an obligation for money borrowed).

         "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

         "Initial Purchasers" means Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated and Chase Securities Inc.

         "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

         "Issue Date" means the date of first issuance of the Securities under this Indenture.

         "Junior Securities" means non-mandatorily redeemable Capital Stock in the Company and any Indebtedness of the Company, in each case that (a) is authorized and issued pursuant to a plan of reorganization of the Company (which authorization states that it gives effect to the subordination of such Junior Securities to all Senior Indebtedness) as long as such plan of reorganization is approved by the holders of Senior Indebtedness under the Credit Agreement, (b) is subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Securities are subordinated to Senior Indebtedness pursuant to this Indenture and has a stated maturity at least one year after (and does not provide for principal payments prior to) the stated maturity of any Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness, and (c) contains terms, provisions, covenants and default provisions not more beneficial to the Holders of the Securities as compared to the holders of Senior Indebtedness on the issue date of the Securities.

         "Last Sale Price" shall have the meaning specified in Section 13.3.

         "Legal Holiday" shall have the meaning specified in Section 14.7.

         "Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

         "Liquidated Damages" shall have the meaning specified in the Registration Rights Agreement.

         "non-electing share" shall have the meaning specified in Section 13.6.

         "Non-Payment Default" shall have the meaning specified in Section 12.2(b).

         "Non-Recourse Debt" means Indebtedness of a Person to the extent that under the terms thereof and pursuant to applicable law, no personal recourse could be had against such Person for the payment of the principal of or interest or premium or any other amounts with respect to such Indebtedness or for any claim based on such Indebtedness and that enforcement of obligations on such Indebtedness is limited solely to recourse against interests in specified assets.

         "Notice of Default" shall have the meaning specified in Section 6.1(4),
(5) or (6).

         "Offer" shall have the meaning specified in Section 13.5(f).

         "Offering Memorandum" means the final Offering Memorandum, dated December 9, 1999, in connection with which the Securities were offered and sold by the Company.

         "Officer" means, with respect to the Company, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary or any Assistant Secretary of the Company.

         "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers of the Company (one of whom shall be the principal executive, financial or accounting officer of the Company) and otherwise complying with the requirements of Section 2.2, if applicable, and Sections 14.4 and 14.5.

         "Opinion of Counsel" means a written opinion from legal counsel (who can be counsel to the Company or an employee of the Company) who is reasonably acceptable to the Trustee and which complies with the requirements of Sections
14.4 and 14.5.

         "Paying Agent" shall have the meaning specified in Section 2.3.

         "Payment Blockage Period" shall have the meaning specified in Section 12.2(b).

         "Payment Default" shall have the meaning specified in Section 12.2(a).

         "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

         "principal" of any Indebtedness means the principal of such Indebtedness plus, without duplication, any applicable premium, if any, on such Indebtedness.

         "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Purchase Agreement" means that certain Purchase Agreement, dated December 8, 1999, by and among the Company and the Initial Purchasers.

         "Purchased Shares" shall have the meaning specified in Section 13.5(f).

         "Record Date" means a record date specified in the Securities whether or not such record date is a Business Day.

         "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security attached hereto as Exhibit A.

         "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security attached hereto as Exhibit A, which shall include, without duplication, in each case, accrued and unpaid interest and Liquidated Damages, if any, to but excluding, the Redemption Date.

         "Registrar" shall have the meaning specified in Section 2.3.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, by and among the Initial Purchasers and the Company, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

         "Repurchase Date" shall have the meaning specified in Section 11.1(a).

         "Repurchase Offer" shall have the meaning specified in Section 11.1(b).

         "Repurchase Offer Period" shall have the meaning specified in Section 11.1(b).

         "Repurchase Price" shall have the meaning specified in Section 11.1(a).

         "Repurchase Put Date" shall have the meaning specified in Section 11.1(b).

         "Restricted Security" means a Security, unless or until it has been (i) disposed of in a transaction effectively registered under the Securities Act or
(ii) distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means, collectively, the 5.75% Convertible Subordinated Notes due 2006, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

         "Senior Indebtedness" means all obligations of the Company to pay the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in any such proceeding) and rent payable on or in connection with, and all letters of credit, reimbursement obligations and fees, costs, expenses and other amounts and liabilities accruing or payable on or in connection with, and Hedging Obligations issued by parties to (and their affiliates), the Credit Agreement and any other Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, unless the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness is not senior or superior in right of payment to the Securities or is pari passu with, or subordinated to, the Securities; provided that in no event shall Senior Indebtedness include (a) Indebtedness of the Company owed to any Subsidiary of the Company, (b) Indebtedness of the Company representing any trade account payable incurred in the ordinary course of business, (c) any liability for taxes owed or owing by the Company or any Subsidiary of the Company or (d) the Securities.

         "Shelf Registration Statement" shall have the meaning specified in the Registration Rights Agreement.

         "Significant Subsidiary" means as of any date of determination, (i) any Subsidiary of the Company that has aggregate total assets in an amount in excess of 10% of the consolidated total assets of the Company and its Subsidiaries at such date of determination and (ii) any Subsidiary of the Company for which the net income of such Subsidiary and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principals, during the four fiscal quarters most recently ended preceding the date of determination, exceeded 10% of the net income of the Company and its Subsidiaries during such period.

         "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

         "Stated Maturity," when used with respect to any Security, means December 15, 2006.

         "Subordinated Obligations" shall have the meaning set forth in Article XII.

         "Subsidiary" with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power normally entitled to vote in the election of directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and owns alone or together with one or more Subsidiaries of such Person a majority of the partnership interests, or (iii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has at least majority ownership interest.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code
SECTIONS 77aaa-77bbbb) as in effect on the date of the execution of this Indenture, except as provided by Section 9.3 hereof pursuant to which the term "TIA" will mean such Trust Indenture Act as amended through and including the date specified by such Section 9.3 for purposes thereof.

         "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the New York Stock Exchange (or, if the Common Stock is not listed thereon, on the principal national securities exchange or any national automated quotation system on which the Common Stock is listed or admitted to trading).

         "Transfer Restricted Securities" means Securities that (i) bear or are required to bear the legend set forth in Section 2.6 hereof and (ii) contain the paragraph referred to in footnote 2 to the form of security attached hereto as Exhibit A and the paragraph referred to in footnotes 4 and 5 to the certificate attached hereto as Exhibit B.

         "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

         "Trust Officer" means any officer within the corporate trust department (or any successor group) of the Trustee including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "U.S. Government Obligations" means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

         "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

SECTION I.2. INCORPORATION BY REFERENCE OF TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "Indenture securities" means the Securities.

         "Indenture securityholder" means a Holder or a Securityholder.

         "Indenture to be qualified" means this Indenture.

         "Indenture trustee" or "institutional trustee" means the Trustee.

         "Obligor" on the indenture securities means the Company and any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

SECTION I.3. RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) words in the singular include the plural, and words in the plural include the singular;

         (5) provisions apply to successive events and transactions;

         (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

         (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.

                                   ARTICLE II.
                                 THE SECURITIES

SECTION II.1. FORM AND DATING.

         The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which
Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve, with the consent of the Trustee, the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication. The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

If any term or provision of a Security limits, qualifies or conflicts with the terms of this Indenture, the terms of this Indenture shall control.

SECTION II.2. EXECUTION AND AUTHENTICATION.

         Two Officers shall sign the Security for the Company by manual or facsimile signature. The Company's seal may be, but is not required to be, impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form. If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that or any office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture. A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence, and the only evidence, that the Security has been authenticated pursuant to the terms of this Indenture. The Trustee shall authenticate the Securities for original issue in the aggregate principal amount of up to $172,500,000 upon a written order of the Company. The order shall specify (i) the amount of Securities to be authenticated and (ii) the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $172,500,000 except as provided in Section 2.7; provided, that Securities in excess of $150,000,000 shall not be issued other than pursuant to the over-allotment option granted by the Company to the Initial Purchasers thereof. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company. The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company or any of their respective Subsidiaries, and has the same protections under the Indenture. Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION II.3. REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency in New York, New York, where Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that, for the purposes of Articles III, VIII and XI and as otherwise specified in the Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar and Paying Agent, and the Trustee hereby initially agrees so to act. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities. The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Securities.

SECTION II.4. PAYING AGENT TO HOLD ASSETS IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, interest on or Liquidated Damages with respect to, the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such assets.

SECTION II.5. SECURITYHOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before the fourth Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

SECTION II.6. TRANSFER AND EXCHANGE.

                  (a) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES.

         When Definitive Securities are presented to the Registrar or a co-Registrar with a request:

                  (x) to register the transfer of such Definitive Securities; or

                  (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations;

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

                  (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (ii) in the case of Transfer Restricted Securities that are Definitive Securities, shall be accompanied by the following additional information and documents, as applicable:

                       (A) if such Transfer Restricted Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security); or

                       (B) if such Transfer Restricted Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that is aware that any sale of securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such Transfer Restricted Security for its own account or for the account of another such "qualified institutional buyer," a certification from such Holder to that effect (in substantially the form set forth on the reverse of the Security);

                       (C) if such Transfer Restricted Security is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security) accompanied by a certificate in the form of Exhibit B to the Indenture to the Trustee and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the requesting party to the effect that such transfer is in compliance with the Securities Act; or

                       (D) if such Transfer Restricted Security is being transferred in reliance on another exemption from the registration requirements of the Securities Act and with all applicable securities laws of the states of the United States, a certification to that effect (in substantially the form set forth on the reverse of the Security) and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the requesting party to the effect that such transfer is in compliance with the Securities Act.

                  (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A
                      BENEFICIAL INTEREST IN A GLOBAL SECURITY.

         A Definitive Security may not be exchanged for a beneficial interest in a Global Security, except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer in form reasonably satisfactory to the Company and the Registrar or Co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing, together with:

                  (i) if such Definitive Security is a Transfer Restricted Security, certification, substantially in the form set forth on the Security, that such Definitive Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act; and

                  (ii) whether or not such Definitive Security is a Transfer Restricted Security, written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the applicable Global Security; then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the appropriate Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee, upon receipt of the authentication order of the Company in the form of an Officers' Certificate, shall authenticate an appropriate new Global Security in the appropriate principal amount.

                  (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES.

         The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

                  (d) TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY FOR
                      A DEFINITIVE SECURITY.

                  (i) Any Person having a beneficial interest in a Global Security may upon request exchange such beneficial interest for a Definitive Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written instruction or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Transfer Restricted Security only, the following additional information and documents (all of which may be submitted by facsimile):

                       (A) if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form set forth on the reverse of the Security);

                       (B) if such beneficial interest is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) that is aware that any sale of Securities to it will be made in reliance on Rule 144A under the Securities Act and that is acquiring such beneficial interest in the Transfer Restricted Security for its own account or the account of another "qualified institutional buyer," a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security);

                       (C) if such Definitive Security is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, a certification to that effect (in substantially the form set forth on the reverse of the Security) accompanied by a certificate in the form of Exhibit B to the Indenture to the Trustee and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the requesting party to the effect that such transfer is in compliance with the Securities Act; or

                       (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act and in accordance with all applicable securities laws of the states of the United States, a certification to that effect from the transferor (in substantially the form set forth on the reverse of the Security) and if either the Trustee or the Company so requests, an Opinion of Counsel satisfactory to the requesting party to the effect that such transfer is in compliance with the Securities Act;

then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the applicable Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Definitive Security.

                  (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make such Definitive Securities available for delivery to the persons in whose names such Securities are so registered.

                  (e) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL
                      SECURITIES.

         Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except (i) by the Depositary to a nominee of the Depositary, (ii) by a nominee of the Depositary to the Depositary or another nominee of the Depositary or (iii) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (f) AUTHENTICATION OF DEFINITIVE SECURITIES IN ABSENCE OF
                      DEPOSITARY.

         If at any time:

                  (1) the Depositary for the Securities notifies the Company and the Company notifies the Trustee in writing that the Depositary is no longer willing or able to continue as

Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

                  (2) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture;

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will, or its authenticating agent will, authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

                  (g) LEGENDS.

                  (1) Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

                  "THE SECURITIES EVIDENCED HEREBY (OR THEIR PREDECESSOR) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THESE SECURITIES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THESE SECURITIES EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) TO AN IAI THAT, PRIOR TO SUCH TRANSFER,

                  FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THESE SECURITIES (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THESE SECURITIES OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THESE SECURITIES IN VIOLATION OF THE FOREGOING."

                  (2) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act:

                      (i) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security (1) in the case of a sale or transfer pursuant to Rule 144 under the Securities Act, after delivery of a customary Opinion of Counsel satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act or (2) in the case of a sale or transfer pursuant to an effective registration statement under the Securities Act; and

                      (ii) any such Transfer Restricted Security represented by a Global Security shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 2.6(c) hereof); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Security for a Definitive Security that does not bear a legend, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certification to be substantially in the form set forth on the reverse of the Security).

                  (h) CANCELLATION AND/OR ADJUSTMENT OF GLOBAL SECURITY.

         At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the written direction of the Trustee, to reflect such reduction.

                  (i) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF
                      DEFINITIVE SECURITIES.

                  (1) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee or any authenticating agent of the Trustee, upon receipt of the authentication order of the Company in the form of an Officers' Certificate, shall authenticate Definitive Securities and Global Securities at the Registrar's or co-Registrar's written request.

                  (2) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to
Section 2.2 (fourth paragraph), 2.10, 3.7, 9.5 or 11.1 (final paragraph)).

                  (3) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase pursuant to Article XI hereof or the mailing of a notice of redemption of Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

                  (j) GENERAL.

         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION II.7. REPLACEMENT SECURITIES.

         If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee and the Company, to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee, upon receipt of the authentication order of the Company in the form of an Officers' Certificate, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge such Holder for their expenses in replacing a Security.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.

         Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION II.8. OUTSTANDING SECURITIES.

         Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section
2.9. If a Security is replaced or paid pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), the replaced or paid Security ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced or paid Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7. Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or its Affiliates) in trust or set aside and segregated in trust by the Company or one of its Subsidiaries (if the Company or one of its Subsidiaries shall act as the Paying Agent) for the Holders of such Securities shall be deemed to be no longer outstanding on and after the date for such payment or redemption and shall cease to accrue interest.

SECTION II.9. TREASURY SECURITIES.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee actually knows are so owned shall be disregarded. The Company shall notify the Trustee, in writing, when the Company or an Affiliate of the Company repurchases or otherwise acquires Securities and of the principal amount of such Securities so repurchased or otherwise acquired. Notwithstanding the foregoing, Securities that are to be acquired by the Company or any Affiliate of the Company pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by the Company or such Affiliate until legal title to such Securities has passed to such entity.

SECTION II.10. TEMPORARY SECURITIES.

         Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee (upon written request from the Company) shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

SECTION II.11. CANCELLATION.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture. All cancelled Securities shall be destroyed (subject to the record retention requirements of the Exchange Act) and certification of their destruction delivered to the Company, unless the Company shall direct in writing that cancelled Securities be returned to it.

SECTION II.12. DEFAULTED INTEREST.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest. Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (collectively, herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

         (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 Business Days and not less than 10 Business Days prior to the date of the proposed payment and not less than 10 Business Days after the receipt by the Trustee of the notice of the proposed payment ("Special Record Date"). The Trustee shall promptly notify the Company in writing of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder's address as it appears in the registry books of the Registrar not less than 10 Business Days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2). Prior to 12:00 noon New York time on the date on which the Defaulted Interest is to be paid, the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest.

         (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee. Subject to the foregoing provisions of this Section 2.12, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security. Notwithstanding the foregoing, any interest which is paid prior to the expiration of the grace period provided in Section 6.1 shall be paid to the Holders of the Securities as of the regular Record Date for such Interest Payment Date for which interest has not been paid.

SECTION II.13. CUSIP NUMBERS.

         The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

SECTION II.14. DEPOSIT OF MONEYS.

         Prior to noon New York time on each Interest Payment Date, Redemption Date and Repurchase Date, and on the Stated Maturity Date, the Company shall have deposited with the Paying Agent such amounts in immediately available funds sufficient to make Cash payments, if any, due on such Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity Date.

                                  ARTICLE III.
                                   REDEMPTION

SECTION III.1. RIGHT OF REDEMPTION.

         Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with Paragraph 5 of the Securities and this Article III. The Company will not have the right to redeem any Securities prior to December 15, 2002. On or after December 15, 2002, the Company will have the right to redeem all or any part of the Securities at the Redemption Prices specified in Paragraph 5 therein under the caption "Redemption," in each case including accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Redemption Date.

SECTION III.2. NOTICES TO TRUSTEE.

         If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed, the Redemption Price and whether it wants the Trustee, on behalf of the Company, to give notice of redemption to the Holders. If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee in writing of the amount of the reduction and deliver such Securities with such notice. The Company shall give each notice to the Trustee provided for in this Section 3.2 at least 45 days but not more than 75 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee) together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein. Any such notice to the Trustee may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION III.3. SELECTION OF SECURITIES TO BE REDEEMED.

         If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable depositary, legal and stock exchange or automated quotation system requirements. The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION III.4. NOTICE OF REDEMPTION.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed at such Holder's address as it appears on the security register maintained by the Registrar. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice of redemption shall identify the Securities to be redeemed and shall state: (1) the Redemption Date, and that the Securities called for redemption may not be converted after the Business Day immediately prior to the Redemption Date; (2) the Redemption Price, including the amount of accrued and unpaid interest and Liquidated Damages, if any, to be paid upon such redemption; (3) the name, address and telephone number of the Paying Agent; (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price plus accrued interest; (5) that, unless (a) the Company defaults in its obligation to deposit Cash with the Paying Agent in accordance with Section 3.6 hereof or (b) such redemption payment is prohibited pursuant to Article XII hereof or otherwise, interest on, and Liquidated Damages with respect to, Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to, but excluding the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed; (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, on or after the Redemption Date, upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued; (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;
(8) the CUSIP number of the Securities to be redeemed; and (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the redemption provisions of Paragraph 5 of the Securities. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice.

SECTION III.5. EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, including accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Redemption Date; provided that if the Redemption Date is after a regular Record Date and on or prior to the corresponding Interest Payment Date, the accrued interest and Liquidated Damages, if any, shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Notices mailed as provided in this Article III shall be conclusively presumed to have been given whether or not a given Holder receives the Notice.

SECTION III.6. DEPOSIT OF REDEMPTION PRICE.

         Prior to 12:00 noon New York time on the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash sufficient to pay the Redemption Price of, including accrued and unpaid interest on, and Liquidated Damages, if any, with respect to, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company. If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prohibited under Article XII or otherwise, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section
4.1 hereof and the Security.

SECTION III.7. SECURITIES REDEEMED IN PART.

         Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee, upon receipt of a written order of the Company in the form of an Officers' Certificate, shall thereafter authenticate and make available for delivery to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV.
                                    COVENANTS

SECTION IV.1. PAYMENT OF SECURITIES.

         The Company shall pay the principal of, interest on, and Liquidated Damages with respect to, the Securities on the dates and in the manner provided in this Indenture and the Securities, as applicable. An installment of principal of, interest on, or Liquidated Damages with respect to, the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 12:00 noon New York time on that date, Cash deposited and designated for and sufficient to pay the installment. The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

SECTION IV.2. MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in New York, New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.2. The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York, for such purposes. The Company shall give prior written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the corporate trust office of the Trustee in New York, New York, as the office contemplated by this
Section 4.2.

SECTION IV.3. CORPORATE EXISTENCE.

         Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents and the rights (charter and statutory) and corporate franchises of the Company; provided, however, that the Company shall not be required to preserve, with respect to itself, any right or franchise, if the Company shall, in good faith, reasonably determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of such entity and the loss thereof is not adverse in any material respect to the Holders.

SECTION IV.4. PAYMENT OF TAXES AND OTHER CLAIMS.

         The Company shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges (including withhold withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Subsidiaries or any of their respective properties and assets; provided, however, that neither the Company nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves have been established in accordance with GAAP.

SECTION IV.5. COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

                  (a) The Company shall deliver to a Trust Officer of the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining, without regard to notice periods or periods of grace, whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company or any Subsidiary of the Company to comply with any conditions or covenants in this Indenture and, if such signor does know of such a failure to comply, the certificate shall describe such failure with reasonable particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

                  (b) The Company shall, so long as any of the Securities are outstanding, deliver to a Trust Officer of the Trustee, promptly upon becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Securities, an Officers' Certificate specifying such Default, Event of Default or fact and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

SECTION IV.6. REPORTS.

         Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee within 15 days after it is or would have been required to file such with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION IV.7. RULE 144A INFORMATION REQUIREMENT.

         If at any time there are Transfer Restricted Securities outstanding and the Company shall cease to have a class of equity securities registered under Sections 12(b) or 12(g) of the Exchange Act or shall cease to be subject to
Section 15(d) of the Exchange Act, the Company shall furnish, within a reasonable period of time, to the Holders or beneficial holders of the Securities or the underlying Common Stock and prospective purchasers of Securities or the underlying Common Stock designated by the Holders of Transfer Restricted Securities, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Shelf Registration Statement has become effective under the Securities Act. The Company shall also furnish such information during the pendency of any suspension of effectiveness of the Shelf Registration Statement.

SECTION IV.8. FURTHER INSTRUMENTS AND ACTS.

         Upon the request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE V.
                              SUCCESSOR CORPORATION

SECTION V.1. LIMITATION ON MERGER, SALE OR CONSOLIDATION.

                  (a) The Company shall not, directly or indirectly, consolidate with or merge with or into another Person or sell, lease or otherwise dispose of all or substantially all of its assets (on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons (other than to its Wholly Owned Subsidiaries), unless (i) either (a) in the case of a merger or consolidation, the Company is the surviving entity or (b) the resulting, surviving Person in such merger or consolidation (if not the Company), or transferee entity (in the case of a sale, lease or other disposition of assets) is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and the Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately before or after giving effect on a pro forma basis to such transaction; and
                  (iii) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture comply with the Indenture and that all conditions precedent in the Indenture relating to such transactions have been satisfied.

                  (b) For purposes of clause (a) of this Section 5.1 and Section 13.6, the sale, assignment, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company, unless such disposition is to the Company or a Wholly Owned Subsidiary of the Company.

SECTION V.2. SUCCESSOR CORPORATION SUBSTITUTED.

         Upon any permitted consolidation or merger or any permitted sale, lease or other disposition of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the predecessor shall be released from such obligations.

                                   ARTICLE VI.
                         EVENTS OF DEFAULT AND REMEDIES

SECTION VI.1. EVENTS OF DEFAULT.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) failure by the Company to pay any installment of interest on, or Liquidated Damages with respect to, the Securities as and when the same becomes due and payable and the continuance of such failure for a period of 30 days, whether or not such payment is prohibited by Article XII;

                  (2) failure by the Company to pay all or any part of the principal of, or premium, if any on the Securities when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, failure to pay all or any part of the Repurchase Price on the Repurchase Date in accordance with Article XI, whether or not such payment is prohibited by Article XII;

                  (3) failure of the Company to perform its covenants and agreements in accordance with Article XIII and the continuance of any such failure for 30 days;

                  (4) failure by the Company to observe or perform any covenant or agreement contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 6.1), and continuance of such failure for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then outstanding Securities, a written notice specifying the nature of the purported default, and that the same, if not cured, would constitute an Event of Default under this Indenture;

                  (5) failure to make any payment at final stated maturity, including any applicable grace period, in respect of Indebtedness of the Company (other than Non-Recourse Debt) in an amount in excess of $10,000,000, and continuance of such failure for 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of Securities outstanding specifying the nature of the purported default, and that the same, if not cured, would constitute an Event of Default under this Indenture;

                  (6) default with respect to any Indebtedness of the Company, which default results in the acceleration of Indebtedness (other than Non-Recourse Debt) in an amount in excess of $10,000,000 without such Indebtedness having been discharged or such acceleration having been rescinded or annulled for 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of Securities outstanding specifying the nature of the purported default, and that the same, if entered, would constitute an Event of Default under this Indenture;

                  (7) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 45 days; or a decree or order of a court of competent jurisdiction over the appointment of a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of the Company, any of its Significant Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 45 days;

                  (8) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

                  (9) final unsatisfied judgments not covered by insurance, aggregating in excess of $5,000,000 (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the date of such final judgment) at any one time shall have been rendered against the Company or any of its Significant Subsidiaries and not have been stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days after the right to appeal such judgment has expired (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unhanded or undischarged beyond any applicable payment date provided therein).

         Notwithstanding the 60-day period and notice requirement contained in
Section 6.1(4) above, with respect to a default under Article XI the 60-day period referred to in Section 6.1(4) shall be deemed to have begun as of the date the Change of Control notice is required to be sent in the event that the Company has not complied with the provisions of Section 11.1 and the Trustee or Holders of at least 25% in principal amount of the outstanding Securities thereafter give the Notice of Default referred to in Section 6.1(4) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Repurchase Price on the Repurchase Date, such Event of Default shall be deemed, for purposes of this Section 6.1, to arise no later than on the final Repurchase Date.

SECTION VI.2. ACCELERATION OF MATURITY RESCISSION AND ANNULMENT.

         If an Event of Default (other than an Event of Default specified in Section 6.1(7) or (8) relating to the Company) occurs and is continuing, then in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of then outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all unpaid principal, premium, if any, accrued interest and Liquidated Damages, if any, of the Securities (or the Repurchase Price if the Event of Default includes failure to pay the Repurchase Price, determined as set forth below), with respect thereto, to be due and payable immediately without any other declaration or act on the part of the Trustee or the Holders. If an Event of Default specified in Section 6.1(7) or (8) relating to the Company occurs, all principal, premium, if any, accrued interest and Liquidated Damages on or with respect thereto will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of no less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

                  (1) the Company has paid or deposited with the Trustee Cash sufficient to pay

                      (A) the principal of (and premium, if any, applicable to) any Securities which would then be due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                      (B) to the extent that payment of such interest is lawful, interest upon overdue interest and Liquidated Damages at the rate borne by the Securities,

                      (C) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

                  (2) all Events of Default, other than the non-payment of the principal of, premium, if any, interest on and Liquidated Damages with respect to Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 11.1. Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent Default or Event of Default or impair any right consequent thereon. If any Designated Senior Indebtedness is outstanding at the time of any acceleration of the Securities, the Company will not make any payment with respect to the Securities until five Business Days after the holders of such Designated Senior Indebtedness have received notice of such acceleration.

SECTION VI.3. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

         The Company covenants that if an Event of Default in payment of principal, premium, interest or Liquidated Damages specified in clause (1) or
(2) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any), interest, Liquidated Damages and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any), Liquidated Damages and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs, fees and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION VI.4. TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (which term as used in this Section shall include any predecessor Trustee) (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, interest or Liquidated Damages) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                  (1) to file and prove a claim for the whole amount of principal (and premium, if any), interest and Liquidated Damages owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim under Section 7.7 for the compensation, fees, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding, and

                  (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 6.6;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the

Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, fees, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. To the extent that the payment of such compensation, expenses, fees, disbursements and advances of Trustee, its agents and counsel and any other amounts due to the Trustee under Section 7.7 hereof out of the estate in any such judicial proceeding shall be denied for any reason, payment of the same shall be secured by a perfected first priority security interest in and lien on, and shall be paid out of, any and all distributions, dividends, money securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, and any such security interest and lien in favor of any predecessor Trustee shall be senior to the security interest and lien in favor of the current Trustee.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION VI.5. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, fees, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION VI.6. PRIORITIES.

         Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any), interest or Liquidated Damages, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the Trustee (including any predecessor Trustee) in payment of all amounts due pursuant to Section 7.7;

                  SECOND: To the holders of Senior Indebtedness of the Company to the extent provided in Article XII;

                  THIRD: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any), interest on and Liquidated Damages with respect to, the Securities in respect or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), interest and Liquidated Damages, respectively; and

                  FOURTH: To whomsoever may be lawfully entitled thereto, the remainder, if any.

The Trustee may fix a Record Date and Payment Date for any payment to Holders pursuant to this Section at least 15 days before such Record Date. The Trustee shall mail to each Holder and the Company a notice stating the Record Date, Payment Date and amount to be paid.

SECTION VI.7. LIMITATION ON SUITS.

         No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (B) the Holders of not less than 25% in principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                  (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of then outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION VI.8. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM, AND INTEREST.

         Notwithstanding any other provision of this Indenture, the Holder of any Security shall, subject to the provisions of Article XII, have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any), and interest on, such Security when due (including, in the case of redemption, the Redemption Price on the applicable Redemption Date, and in the case of the Repurchase Price, on the applicable Repurchase Date), to convert such Security in accordance with Article XIII, and to institute suit for the enforcement of any such payment and right to convert after such respective dates, and such rights shall not be impaired without the consent of such Holder.

SECTION VI.9. RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION VI.10. DELAY OR OMISSION NOT WAIVER.

         No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION VI.11. CONTROL BY HOLDERS.

         The Holder or Holders of no less than a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided that

                  (1) such direction shall be made in writing to the Trustee and shall not be in conflict with any rule of law or with this Indenture,

                  (2) the Trustee shall not have determined that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction or would expose the Trustee to personal liability, and

                  (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION VI.12. WAIVER OF DEFAULT.

         The Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may, on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Securities, waive any default hereunder and its consequences or compliance with any provision of this Indenture or the Securities, except a default or compliance:
(A) in the
payment of the principal of, premium, if any, interest on any Security not yet cured as specified in clauses (1) and (2) of Section 6.1, or (B) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

SECTION VI.13. UNDERTAKING FOR COSTS.

         All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of then outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, premium (if any), interest on or Liquidated Damages with respect to, any Security on or after the respective Stated Maturity of such Security (including, in the case of redemption, on or after the Redemption Date).

SECTION VI.14. RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII.
                                     TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION VII.1. DUTIES OF TRUSTEE.

         (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Except during the continuance of a Default or an Event of Default:

                  (1) The Trustee need perform only those duties as are specifically set forth in this Indenture or the TIA and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts purported to be stated therein).

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.1.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it pursuant to Section 6.11.

         (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee shall be under no obligation to perform any of its rights or duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers unless such Holders shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c), (d) and (f) of this Section 7.1.

         (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

SECTION VII.2. RIGHTS OF TRUSTEE.

         Subject to Section 7.1:

         (a) The Trustee may conclusively rely on and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on any such Officers' Certificate or advice or Opinion of Counsel.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (other than an agent who is an employee of the Trustee) appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

         (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         (f) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (g) Except with respect to Section 4.1, the Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default, except (i) any Event of Default occurring pursuant to Sections 6.1(1) or 6.1(2), or (ii) any Default or Event of Default of which a Trust Officer of the Trustee shall have received written notification or obtained actual knowledge.

         (h) No permissive right of the Trustee to act hereunder shall be construed as a duty.

         (i) If in the administration of this Indenture the Trustee deems it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate, advice or Opinion of Counsel, or both.

         (j) The Trustee shall not be deemed to have notice or knowledge (including actual knowledge) of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the office specified in Section 14.2 and such notice references the Securities generally, the Company or this Indenture.

         (k) The Trustee may consult with counsel with respect to legal matters relating to this Indenture or Securities and the advice or opinion of counsel shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (l) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

SECTION VII.3. INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION VII.4. TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture, the Registration Rights Agreement, the Offering Memorandum or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in this Indenture or the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

SECTION VII.5. NOTICE OF DEFAULT.

         If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after the date the same is known by the Trustee or the Trustee receives written notice of the occurrence of such Default or Event of Default unless such Default is cured or waived. The Trustee may withhold such notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Holders, except in the case of a Default in payment of principal (or premium, if any) of, interest on or Liquidated Damages with respect to, any Security (including the payment of the Repurchase Price on the Repurchase Date and the payment of the Redemption Price on the Redemption Date).

SECTION VII.6. REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after each December 15 beginning with the December 15 following the date of this Indenture, the Trustee shall, if required by law, mail to each Holder a brief report dated as of such reporting date that complies with TIA SECTION 313(a) if and to the extent required by such Section 313(a). The Trustee also shall comply with TIA SECTIONS 313(b) and 313(c).

         A copy of each report at the time of its mailing to Holders shall be mailed to the Company and, if required, filed with the SEC and each stock exchange, if any, on which the Securities are listed.

         The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system or of any delisting thereof.

SECTION VII.7. COMPENSATION AND INDEMNITY.

         The Company agrees to pay to the Trustee from time to time such compensation for its services as the parties shall agree from time to time in writing and, in the absence of such agreement, reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses, fees and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements, fees and expenses of the Trustee's agents, accountants, experts and counsel.

         The Company agrees to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, employees, attorneys-in-fact and agents (each an "Indemnified Party") for, and hold them harmless against, any and all claims, demands, expenses (including but not limited to reasonable compensation, fees, disbursements and expenses of the Trustee's agents and counsel), losses, damages or liabilities incurred by it without negligence, bad faith or willful misconduct on the part of such Indemnified Party, arising out of, related to, or in connection with the acceptance or administration of this trust and its rights or duties hereunder, including the reasonable costs and expenses, and the costs and expenses of enforcing this Indenture (including this Section 7.7) against the Company and of defending itself against any claim (whether asserted by the Company, or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. An Indemnified Party shall notify the Company promptly of any claim asserted against such Indemnified Party for which it may seek indemnity. Failure by an Indemnified Party to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and an Indemnified Party shall provide reasonable cooperation at the Company's expense in the defense. An Indemnified Party may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided that (i) the Company will not be required to pay such fees and expenses if it assumes the Indemnified Party's defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense and (ii) the Company shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel, if any) in any one proceeding (or related proceedings), which counsel shall be selected by the Trustee. The Company need not pay for any settlement made without its written consent.

         The Company need not reimburse any expense or indemnify against any loss or liability to the extent attributable to the negligence, bad faith or willful misconduct of the Trustee or any other Indemnified Party.

         To secure the Company's payment obligations in this Section 7.7, the Trustee and each predecessor Trustee shall have a perfected lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest or Liquidated Damages on particular Securities. Any lien in favor of a predecessor Trustee shall be senior to any lien in favor of the current Trustee. When the Trustee incurs expenses or fees or renders services after an Event of Default specified in Section 6.1(7) or (8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law. The Trustee shall comply with the provision of Section 313(b)(2) of the TIA, to the extent applicable. The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive indefinitely, including upon the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

SECTION VII.8. REPLACEMENT OF TRUSTEE.

         The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in principal amount of then outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing. The Company, by Board of Directors resolution, may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10;

         (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any bankruptcy law;

         (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section 7.8. If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in principal amount of then outstanding Securities may, with the Company's consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately upon delivery of such notice and provided that all sums owing to the retiring Trustee provided for in Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in principal amount of then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, any such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue indefinitely for the benefit of the retiring Trustee.

SECTION VII.9. SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION VII.10. ELIGIBILITY; DISQUALIFICATION.

         The Trustee shall at all times satisfy the requirements of TIA SECTION 310(a)(1), (2) and (5). The Trustee and its direct parent or, in the case of a corporation included in a bank holding company system, the related bank holding company, shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA SECTION 310(b).

SECTION VII.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee shall comply with TIA SECTION 311(a), excluding any creditor relationship listed in TIA SECTION 311(b). A Trustee who has resigned or been removed shall be subject to TIA SECTION 311(a) to the extent indicated.

SECTION VII.12. OTHER CAPACITIES.

         All references in this Indenture to the Trustee shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as any Agent, to the extent acting in such capacities, and every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacity as any Agent.

                                  ARTICLE VIII.
                           SATISFACTION AND DISCHARGE

SECTION VIII.1. SATISFACTION AND DISCHARGE OF INDENTURE.

         The Company may terminate its obligations under this Indenture (subject to the provisions of this Article VIII and Section 7.7) when it shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Article II hereof) and the following conditions shall be satisfied:

                  (1) The Company has paid all sums payable under the Indenture; and

                  (2) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent have been complied with as contemplated by this Section 8.1.

SECTION VIII.2. REPAYMENT TO THE COMPANY.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, for the payment of the principal of, premium, if any, interest on or Liquidated Damages with respect to any Security and remaining unclaimed for two years after such principal, premium, if any, interest or Liquidated Damages has become due and payable shall be paid to the Company on its written request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

                                   ARTICLE IX.
                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION IX.1. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

         Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes: (1) to cure any ambiguity, defect, or inconsistency; (2) to create additional covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not materially adversely affect the rights of any Holder; (3) to provide for collateral for or guarantors of the Securities; (4) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Securities in accordance with Article V; (5) to comply with the TIA; or (6) to provide for uncertificated Securities in addition to or in place of certificated Securities. The Company shall deliver to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with this Section 9.1.

SECTION IX.2. AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS WITH CONSENT OF HOLDERS.

         Subject to the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to the last sentence of this paragraph, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may, in writing, waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

                  (1) change the Stated Maturity of any Security or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon with respect thereto is payable, or impair the right to institute suit for the conversion of any Security or the enforcement of any such payment on or after the due date thereof (including, in the case of redemption, on or after the Redemption Date), or reduce the Repurchase Price, or alter the Repurchase Offer (other than as set forth herein) or redemption provisions in a manner adverse to the Holders;

                  (2) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture;

                  (3) adversely affect the right of such Holder to convert Securities or the rights of any holder conferred by Article XIII; or

                  (4) reduce the percentage of the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

         It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby at such Holders' addresses as the same appear on the registry books of the Registrar a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         After an amendment, supplement or waiver under this Section 9.2 or
Section 9.4 becomes effective, it shall bind each Holder.

         In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or (at the option of the Company) to all Holders, consideration for consent to such amendment, supplement or waiver.

SECTION IX.3. COMPLIANCE WITH TIA.

         Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION IX.4. REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company, the Trustee or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

         Notwithstanding the preceding paragraph, after an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (4) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security unless consent of all Holders has been obtained pursuant to clauses (1) through (4) of Section 9.2.

SECTION IX.5. NOTATION ON OR EXCHANGE OF SECURITIES.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION IX.6. TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this
Article IX is authorized or permitted by this Indenture.

                                   ARTICLE X.
                               MEETINGS OF HOLDERS

SECTION X.1. PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

         A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article X for any of the following purposes:
(a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of
Article VI; (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article VII; (c) to consent to an amendment, supplement or waiver pursuant to provisions of Section 9.2; or (d) to take any other action
(i) authorized to be taken by or on behalf of the Holder or Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

SECTION X.2. MANNER OF CALLING MEETINGS.

         The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.1, to be held at such time and at such place in New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed at the Company's expense by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar, not less than 10 nor more than 60 days prior to the date fixed for a meeting.

         Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Securities outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

SECTION X.3. CALLING OF MEETINGS BY THE COMPANY OR HOLDERS.

         In case at any time the Company or the Holders of not less than 10% in aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 10.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such written request, then the Company or the Holders of Securities in the amount above specified may determine the time and place in New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.2.

SECTION X.4. WHO MAY ATTEND AND VOTE AT MEETINGS.

         To be entitled to vote at any meeting of Holders, a Person shall (a) be a registered Holder of one or more Securities, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, and its counsel.

SECTION X.5. REGULATIONS MAY BE MADE BY COMPANY; CONDUCT OF THE MEETING; VOTING RIGHTS; ADJOURNMENT.

         Notwithstanding any other provision of this Indenture, the Company may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those Persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

         The Holders shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 10.3, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

         At any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him, in whole vote increments; provided, however, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not then outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.2 or Section 10.3 may be adjourned from time to time by vote of the Holder or Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

SECTION X.6. VOTING AT THE MEETING AND RECORD TO BE KEPT.

         The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.2 or published as provided in
Section 10.3. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION X.7. EXERCISE OF RIGHTS OF TRUSTEE OR HOLDERS MAY NOT BE HINDERED OR DELAYED BY CALL OF MEETING.

         Nothing contained in this Article X shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

                                   ARTICLE XI.
              RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL

SECTION XI.1. REPURCHASE OF SECURITIES AT OPTION OF THE HOLDER UPON A CHANGE OF CONTROL.

         (a) Subject to Section 11.2, in the event that a Change of Control has occurred, the Company shall offer, subject to the terms and conditions of this Indenture, to purchase all or any part of each Holder's Securities (provided that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on the date (the "Repurchase Date") fixed in the manner provided in this Section 11.1 that is no later than 45 Business Days (except as hereinafter provided) after the occurrence of such Change of Control or, at the option of the Company, prior to such Change of Control, but after the public announcement thereof, at a cash price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest and Liquidated Damages, if any, to (but excluding) the Repurchase Date.

         (b) In the event that, pursuant to this Section 11.1, the Company shall be required to commence an offer to purchase Securities (a "Repurchase Offer"), the Company shall follow the procedures set forth in this Section 11.1 as follows:

                  (1) the Repurchase Offer shall commence on the date specified by the Company that shall be within 25 Business Days following a Change of Control;

                  (2) the Repurchase Offer shall remain open for 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Repurchase Offer Period");

                  (3) upon the expiration of a Repurchase Offer, the Company shall purchase all Securities tendered in response to the Repurchase Offer;

                  (4) if the Repurchase Date is on or after an interest payment Record Date and on or before the related Interest Payment Date, any accrued interest and Liquidated Damages will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest or Liquidated Damages will be payable to Holders who tender Securities pursuant to the Repurchase Offer;

                  (5) the Company shall provide the Trustee with written notice of the Repurchase Offer at least 5 Business Days before the commencement of any Repurchase Offer (or such shorter period that is satisfactory to the Trustee); and

                  (6) on or before the commencement of any Repurchase Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Holders, which (to the extent consistent with this Indenture) shall govern the terms of the Repurchase Offer and shall state:

                      (i) that the Repurchase Offer is being made pursuant to such notice and this Section 11.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                      (ii) the Repurchase Price (including the amount of accrued and unpaid interest and Liquidated Damages, if any), the Repurchase Date and the Repurchase Put Date;

                      (iii) that any Security, or portion thereof, not tendered and accepted for payment will continue to accrue interest and Liquidated Damages, if any;

                      (iv) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the last paragraph of this clause (b) or such payment is prevented pursuant to Article XII, any Security, or portion thereof, accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Repurchase Date;

                      (v) that Holders electing to have a Security, or portion thereof, purchased pursuant to a Repurchase Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Repurchase Date and (b) the third Business Day following the expiration of the Repurchase Offer (such earlier date being the "Repurchase Put Date");

                      (vi) that Holders will be entitled to withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 11.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Repurchase Put Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                      (vii) a brief description of the events resulting in such Change of Control.

        Any notice of a Repurchase Offer mailed in accordance with the foregoing provisions shall be conclusively presumed to have been duly given whether or not a given Holder receives the same.

         Any such Repurchase Offer shall comply with all applicable provisions of federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

         On or before the Repurchase Date, the Company shall, to the extent lawful, (i) accept for payment Securities or portions thereof properly tendered pursuant to the Repurchase Offer on or before the Repurchase Put Date, (ii) deposit with the Paying Agent Cash sufficient to pay the Repurchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to Holders of Securities so accepted payment in an amount equal to the Repurchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee will promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date.

SECTION XI.2. RESCISSION OF CHANGE OF CONTROL DETERMINATION.

         At any time prior to the close of business on the Business Day immediately preceding the Repurchase Date, the Holders of more than 66-2/3% in aggregate principal amount of the then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, may determine that the event giving rise to the Change of Control shall not be treated as a Change of Control for purposes of Section 11.1, in which event:

                  (1) the provisions of Section 11.1(a) shall not apply;

                  (2) if a Repurchase Offer has been made by the Company pursuant to Section 11.1(b), such Repurchase Offer shall be deemed revoked; and

                  (3) if any Securities have been tendered in response to the revoked Repurchase Offer, such tenders shall be deemed rescinded and the Securities promptly returned to the Holders thereof.

         Following a determination by the Holders pursuant to this Section 11.2, the Company shall mail to all Holders a notice briefly describing such determination. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such determination. An effective determination under this Section 11.2 shall be binding on all holders.

                                  ARTICLE XII.
                                  SUBORDINATION

SECTION XII.1. SECURITIES SUBORDINATED TO SENIOR INDEBTEDNESS.

         The Company and each Holder, by its acceptance of Securities, agree that (a) the payment of the principal of, premium, if any, and interest on and Liquidated Damages with respect to, the Securities and (b) any other payment in respect of the Securities, including on account of the acquisition, defeasance or redemption of the Securities by the Company (but specifically excluding payments to the Trustee for its own benefit in its capacity as such), is subordinated, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

         This Article XII shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions. In addition, the payment of cash, property or securities (other than Junior Securities) upon conversion of a Security pursuant to Article XIII will constitute payment on a Security and therefore will be subject to the subordination provisions contained in this Indenture.

SECTION XII.2. NO PAYMENT ON SECURITIES IN CERTAIN CIRCUMSTANCES.

         (a) No payment or distribution (by setoff or otherwise) may be made by or on behalf of the Company, directly or indirectly through any Subsidiary, on account of the principal of, premium, if any, interest on, or Liquidated Damages or any other obligations under or with respect to, the Securities, or to acquire, redeem or defease any of the Securities (including repurchases of Securities at the option of the Holder) for cash, securities or property (other than Junior Securities), or on account of the redemption provisions of the Securities (collectively, the "Subordinated Obligations"), (i) upon the maturity of any Senior Indebtedness by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on, and fees, charges, expenses, indemnifications and all other amounts payable in respect of Senior Indebtedness are first paid in full in cash, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest in respect of any Designated Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (collectively, a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

         (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits, or would permit, with (w) the passage of time, (x) the giving of notice, (y) the making of any payment of the Securities then required to be made, or (z) any combination thereof (collectively, a "Non-Payment Default"), the holders of any Designated Senior Indebtedness or their representative immediately to accelerate its maturity and (ii) written notice of such Non-Payment Default being given to the Company and the Trustee by the holders of such Designated Senior Indebtedness or their representative (a "Blockage Notice"), then, unless and until such Non-Payment Default has been cured or waived or otherwise has ceased to exist, no payment or distribution (by set-off or otherwise), redemption, defeasance or acquisition may be made by or on behalf of the Company directly or through any Subsidiary on account of the Subordinated Obligations. Notwithstanding the foregoing, on the first to occur of (i) the date that is 179 days after the Blockage Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) the date on which all Payment Defaults and Non-Payment Defaults have been cured or waived, the Company shall be required to pay to the Holders of the Securities all regularly scheduled payments on the Securities that were not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions (and upon the making of such payments any acceleration of the Securities made or other remedies commenced during the Payment Blockage Period shall be of no further force or effect) and to resume all other payments as and when due on the Securities, provided that no Payment Default shall have occurred and be continuing. Not more than one Blockage Notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to Senior Indebtedness during such period. In no event, however, may the total number of days during which any Payment Blockage Period is or Payment Blockage Periods are in effect exceed 179 days in the aggregate during any consecutive 365-day period.

         (c) In furtherance of the provisions of Article XII, in the event that, notwithstanding the foregoing provisions of this Section 12.2, any payment or distribution of assets or securities of the Company or any Subsidiary of the Company (other than Junior Securities) shall be received by the Holders or the Trustee on behalf of the Holders or any Paying Agent for the benefit of the Holders at a time when such payment or distribution is prohibited by the provisions of this Section 12.2 (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust), such payment or distribution (subject to the provisions of Sections 12.6 and 12.9) shall be held in trust for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by such Holders or the Trustee or such Paying Agent, as the case may be, to the holders of Senior Indebtedness of the Company remaining unpaid or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company (including cash collateralization of outstanding letters of credit) in full in cash after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness.

SECTION XII.3. SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR INDEBTEDNESS ON DISSOLUTION LIQUIDATION OR REORGANIZATION.

         Upon any distribution of assets or securities of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities:

         (a) the holders of all Senior Indebtedness of the Company shall first be entitled to receive payments in full in cash (including cash collateralization of outstanding letters of credit) before the Holders are entitled to receive any payment or distribution (other than Junior Securities) on account of the Subordinated Obligations;

         (b) any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the

Holders or the Trustee on behalf of the Holders would be entitled (by setoff or otherwise), except for the provisions of this Article XII, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Senior Indebtedness or their representative to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor, to the holders of Senior Indebtedness (but this Section 12.3(b) shall not apply to payments or distributions to the Trustee for its own benefit in its capacity as such); and

         (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets or securities of the Company or any Subsidiary of any kind or character, whether in cash, property or securities (other than Junior Securities as aforesaid), shall be received by the Trustee for the benefit of the Holders or the Holders or any Paying Agent for the benefit of the Holders (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of Subordinated Obligations before all Senior Indebtedness is paid in full in cash, such payment or distribution (subject to the provisions of Sections 12.6 and 12.9) shall be held in trust for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by such Holders or the Trustee or such Paying Agent, as the case may be, to the holders of Senior Indebtedness of the Company remaining unpaid or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness of the Company held or represented by each, for application to the payment of all Senior Indebtedness of the Company (including cash collateralization of outstanding letters of credit) in full in cash after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness.

SECTION XII.4. HOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

         Subject to the payment in full in cash of all Senior Indebtedness of the Company as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by the Company, or by or on behalf of the Holders by virtue of this Article XII, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company or on account of such Senior Indebtedness, it being understood that the provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand. If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XlI shall have been applied, pursuant to the provisions of this
Article XII, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

SECTION XII.5. OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

         Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair as between the Company and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on, and Liquidated Damages, if any, with respect to, the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XII, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XII or elsewhere in this Indenture or in the Securities, upon any distribution of assets or securities of the Company referred to in this Article XII, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XII. Nothing in this Section 12.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to
Section 7.7 or otherwise for its own benefit in its capacity as such.

SECTION XII.6. TRUSTEE AND OTHER AGENTS ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE.

         The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities by virtue of the operation of this Article XII, but failure to give such notice shall not affect the subordination of the Securities pursuant to this Article XII. The Trustee and all other Agents shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have actually received, no later than one Business Day prior to such payment, written notice thereof in compliance with Section 14.2 from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

SECTION XII.7. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS OF THE COMPANY OR HOLDERS OF SENIOR INDEBTEDNESS.

         No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article XII shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. Without the consent of or notice to the Trustee or the Holders, the holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without impairing the liabilities and obligations of the parties to this Indenture or the Holders.

SECTION XII.8. HOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE SUBORDINATION OF SECURITIES.

         Each Holder of the Securities by his acceptance thereof authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XII pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

SECTION XII.9. RIGHT OF TRUSTEE TO HOLD SENIOR INDEBTEDNESS.

         The Trustee and any Agent shall be entitled to all of the rights set forth in this Article XII in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee or any Agent of any of its rights as such holder.

         Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

SECTION XII.10. ARTICLE XII NOT TO PREVENT EVENTS OF DEFAULT.

         The failure to make a payment on account of principal of, premium, if any, interest on, or Liquidated Damages with respect to, the Securities by reason of any provision of this Article XII shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment on the Securities.

SECTION XII.11. NO DUTY OF TRUSTEE AND OTHER AGENTS TO HOLDERS OF SENIOR INDEBTEDNESS.

         The Trustee and the other Agents shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this
Article XII or otherwise (subject to Section 12.6). Nothing in this Section
12.12 shall affect the obligation of any other such Person receiving such payment or distribution from the Trustee or any other Agent to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XII and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture as against the Trustee.

                                  ARTICLE XIII.
                            CONVERSION OF SECURITIES

SECTION XIII.1. CONVERSION PRIVILEGE.

         Subject to and upon compliance with the provisions of this Article XIII, at the option of the Holder thereof, any Security may at any time, be converted, in whole, or in part in multiples of $1,000 principal amount, into fully paid and non-assessable shares of Common Stock issuable upon conversion of the Securities, at the conversion price in effect at the Date of Conversion, until and including, but not after the close of business on the Stated Maturity, unless such Security or some portion thereof shall have been called for redemption or delivered for repurchase prior to such date and no default is made in making due provision for the payment of the Redemption Price in accordance with the terms of this Indenture, in which case, with respect to such Security or portion thereof as has been so called for redemption or delivered for repurchase, such Security or portion thereof may be so converted until and including, but not after, the close of business two Business Days immediately prior to the Redemption Date or Repurchase Date, as applicable, for such Security, unless the Company subsequently fails to pay the applicable Redemption Price or Repurchase Price, as the case may be.

SECTION XIII.2. EXERCISE OF CONVERSION PRIVILEGE.

         In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security to the Company at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form and manner set forth on the reverse of the Security, that the Holder elects to convert such Security or a stated portion thereof constituting a multiple of $1,000 principal amount, and, if such Security is surrendered for conversion during the period between the close of business on any Record Date and the opening of business on the next following Interest Payment Date and has not been called for redemption on a Redemption Date or repurchase on a Repurchase Date which occurs within such period, accompanied (except in the case of the Interest Payment Date occurring on December 15, 2002) by payment in New York clearing house funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Security being surrendered for conversion, notwithstanding such conversion and the interest payable in respect of such Security on such Interest Payment Date shall be paid to the Holder of such Security (or predecessor security) as of the Record Date. Interest payable in respect of a Security surrendered for conversion on or after an Interest Payment Date shall be paid to the Holder of such Security as of the next preceding Record Date, notwithstanding the exercise of the right of conversion. Such notice of conversion shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Securities surrendered for conversion shall (if reasonably required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his attorney duly authorized in writing, with appropriate signature guarantee. As promptly as practicable after the receipt of such notice and the surrender of such Security as aforesaid, the Company shall, subject to the provisions of Section 13.8 hereof, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion of Securities in accordance with the provisions of this Article XIII and Cash, as provided in Section 13.3 hereof, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such Security shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall cause the person or persons in whose name or names the certificate or certificates for such shares are to be issued to be deemed to have become the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the conversion price in effect at the close of business on the date when such Security shall have been so surrendered with the conversion notice. In the case of conversion of a portion, but less than all, of a Security, the Company shall as promptly as practicable execute, and the Trustee shall thereafter authenticate and deliver to the Holder thereof, at the expense of the Company, a Security or Securities in the aggregate principal amount of the unconverted portion of the Security surrendered. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Security (or portion thereof) converted or for dividends or distributions on any Common Stock issued upon conversion of any Security.

SECTION XIII.3. FRACTIONAL INTERESTS.

         No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount (or specified portion thereof) of the Securities so surrendered. If any fraction of a share of Common Stock would, except for the foregoing provisions of this Section 13.3, be issuable on the conversion of any Security or Securities, the Company shall make payment in lieu thereof in an amount of Cash equal to the value of such fraction computed on the basis of the last sale price of the Common Stock as reported on the New York Stock Exchange (or if not listed for trading thereon, then on the principal national securities exchange or on the principal automated quotation system on which the Common Stock is listed or admitted to trading) at the close of business on the Date of Conversion or if no such sale takes place on such day, the last sale price for such day shall be the average of the closing bid and asked prices regular way on the New York Stock Exchange (or if not listed for trading thereon, on the principal national securities exchange or on the principal automated quotation system on which the Common Stock is listed or admitted to trading) for such day (any such last sale price being hereinafter referred to as the "Last Sale Price"). If on the Date of Conversion, the Common Stock is not quoted by any such organization, the fair value of such Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used.

SECTION XIII.4. CONVERSION PRICE.

         The conversion price per share of Common Stock issuable upon conversion of the Securities (as such price may be adjusted, herein called the "Conversion Price") shall initially be $15.55 (which reflects a conversion rate of 64.3087 shares of Common Stock per $1,000 in principal amount of Securities).

SECTION XIII.5. ADJUSTMENT OF CONVERSION PRICE.

         The Conversion Price shall be subject to adjustment from time to time as follows:

         (a) In case there shall be made or paid a dividend or made a distribution in shares of Common Stock on any class of Capital Stock of the Company, the Conversion Price in effect immediately following the record date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such date and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution on the outstanding shares of such class of Capital Stock. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (i) and (j) below, after such record date. For the purposes of this subsection (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (b) In case the Company shall (1) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares or (2) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately following the effectiveness of such action shall be adjusted by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such subdivision, combination or reclassification and the denominator shall be the number of shares outstanding immediately after giving effect to such subdivision, combination or reclassification. An adjustment made pursuant to this subsection (b) shall become effective immediately, except as provided in subsection (i) and (j) below, after the effective date of a subdivision, combination or reclassification.

         (c) In case there shall be an issuance of rights, options or warrants ("Stockholder Rights") to all or substantially all holders of outstanding Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of the Common Stock (as determined pursuant to subsection (g) below) on the record date fixed for determination of the shareholders entitled to receive such rights, option or warrants, the Conversion Price in effect immediately following such record date shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

                  (i) such Conversion Price by a fraction, of which

                  (ii) the numerator shall be (A) the number of shares of Common Stock outstanding on such record date plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights, options or warrants and dividing the product so obtained by such current market price), and of which

                  (iii) the denominator shall be (A) the number of shares of Common Stock outstanding on such record date plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

         Such adjustment shall become effective immediately, except as provided in subsection (i) and (j) below, after the record date for the determination of holders entitled to receive such rights, options or warrants; provided, however, that if any such rights, options or warrants issued by the

Company as described in this subsection (c) are only exercisable upon the occurrence of certain triggering events, then the Conversion Price will not be adjusted as provided in this subsection (c) until the earliest of such triggering event occurs. Upon the expiration or termination of any rights, options or warrants without the exercise of such rights, options or warrants, the Conversion Price then in effect shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

         (d) In case there shall be a distribution to all or substantially all holders of Common Stock, of any assets, evidences of indebtedness, cash or securities (other than (w) dividends or distributions exclusively in cash, (x) any dividend or distribution for which an adjustment is required to be made in accordance with subsection (a) or (c) above and in mergers and consolidations to which Section 13.6 applies, (y) any distribution of rights or warrants subject to subsection (1) below or any distribution in connection with a liquidation, dissolution or winding up of the Company or (z) Rights (as defined below)) then in each such case the Conversion Price in effect immediately following the record date fixed for the determination of the shareholders entitled to such distribution shall be adjusted so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the then current market price per share of the Common Stock (determined as pro vided in subsection (g) below) on such record date less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the evidences of indebtedness, securities, cash or assets so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock (determined as provided in subsection (g) below). Such adjustment shall become effective immediately, except as provided in subsection
(i) and (j) below, after the record date for the determination of shareholders entitled to receive such distribution. If the Board of Directors determines the fair market value of any distribution for purposes of this subsection (d) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider, among any other facts or advice it deems relevant, the prices in such market over the same period used in computing the current market price per share pursuant to subsection (g) of this Section.

         (e) In case there shall be made any distribution consisting exclusively of cash (excluding any cash portion of distributions for which an adjustment is required to be made in accordance with subsection (d) above, or cash distributed upon a merger or consolidation to which Section 13.6 applies) to all or substantially all holders of Common Stock in an aggregate amount that, combined together with (i) all other such all-cash distributions made within the 12 months immediately preceding the record date fixed for determination of the shareholders entitled to such distribution in respect of which no adjustment pursuant to this subsection
(e) or (f) has been made and (ii) any cash and the fair market value (as reasonably determined by the Board of Directors whose determination shall be conclusive and described in a resolution of the Board of Directors), at the time of payment, of other consideration paid or payable in respect of any tender offer by the Company or any of its Subsidiaries for Common Stock concluded within the 12 months immediately preceding the record date fixed for determining the shareholders entitled to such distribution in respect of which no adjustment pursuant to this subsection (e) or (f) has been made, exceeds 15.0% of the Company's market capitalization (defined as being the product of the then current market price of the Common Stock (determined as provided in subsection
(g) below) times the number of shares of Common Stock then outstanding) on the record date fixed for the determination of the shareholders entitled to such distribution, in each such case the Conversion Price immediately following such record date shall be adjusted so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the then current market price per share of the Common Stock (determined as provided in subsection (g) below) on such record date less the amount of the cash and/or fair market value (as reasonably determined in good faith by the Board of Directors of the Company whose determination shall be conclusive and described in a resolution of the Board of Directors) of other consideration so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately prior to the opening of business on the later of (x) the date following the date fixed for the payment of such distribution and (y) the date 20 days after the notice relating to such distribution is given., except as provided in subsection (i) and (j) below, after the record date for the determination of shareholders entitled to receive such distribution.

         (f) In case the Company or any Subsidiary of the Company shall complete a tender offer for all or any portion of the Common Stock (any such tender offer being referred to as an "Offer") that involves an aggregate consideration having a fair market value (as reasonably determined by the Board of Directors whose determination shall be conclusive and described in a resolution of the Board of Directors), at the last time tenders may be made pursuant to such Tender Offer (as it may be amended or extended) as of the expiration of such Offer (the "Expiration Time") that, together with (i) any cash and the fair market value (as reasonably determined by the Board of Directors whose determination shall be conclusive and described in a resolution of the Board of Directors) of any other consideration paid (at the time of payment) in respect of any other tender offer, as of the expiration of such other tender offer, expiring within the 12 months preceding the expiration of such Offer and in respect of which no Conversion Price adjustment pursuant to this subsection (f) has been made and
(ii) the aggregate amount of any all-cash distributions referred to in subsection (e) of this Section 13.5 to all holders of Common Stock within the 12 months preceding the expiration of such Offer for which no conversion price adjustment pursuant to such subsection (e) has been made, exceeds 15.0% of the product of the then current market price per share (determined as provided in subsection (g) below) of the Common Stock at the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, the Conversion Price in effect immediately following such Expiration Time shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be (i) the product of the then current market price per share (determined as provided in subsection (g) below) of the Common Stock at the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share at the Expiration Time times (ii) such number of outstanding shares at the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time; provided, that if the number of purchased shares or the aggregate consideration payable therefor have not been finally determined by such opening of business, the adjustment required by this subsection (f) shall, pending such final determination, be made based upon the preliminary results of such tender offer announced by the Company, and, after such final determination shall have been made, the adjustment required by this subsection (f) shall be made based upon the number of purchased shares and the aggregate consideration payable therefor as so finally determined, effective immediately prior to the opening of business on the day immediately following the day such final determination shall have been made. For purposes of this subsection (f), the fair market value of any consideration with respect to an Offer shall be reasonably determined in good faith by the Board of Directors of the Company and described in a Board Resolution.

         (g) For the purpose of any computation under subsections (c), (d) and
(e) and (f) above of this Section, the current market price per share of Common Stock on the date fixed for determination of the stockholders entitled to receive the issuance or distribution requiring such computation (the "Determination Date") shall be deemed to be the average of the Closing Prices for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than the Determination Date, provided, however, that (i) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to subsections (a), (b), (c), (d), (e) or (f) above occurs on or after the 20th Trading Day prior to the Determination Date and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to subsections (a), (b), (c), (d), (e) or (f) above occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the Determination Date, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the Determination Date, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on and after the "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board Directors in a manner consistent with any determination of such value for the purposes of subsection (d) or (e) of this Section, whose determination shall be conclusive and described in a Resolution of the Board of Directors) of the evidences of indebtedness, shares of capital stock or other securities or assets being distributed (in the distribution requiring such computation) applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For the purpose of any computation under subsection (f) of this Section, the current market

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

price per share of Common Stock at the Expiration Time for the tender offer requiring such computation shall be deemed to be the average of the Closing Prices for the 5 consecutive Trading Days selected by the Company commencing on or after the latest (the "Commencement Date") of (i) the date 20 Trading Days before the Expiration Time, (ii) the date of commencement of such tender offer and (iii) the date of the last amendment, if any, of such tender offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the Expiration Time of such tender offer; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that request an adjustment to the conversion price pursuant to subsection (a), (b), (c), (d),
(e) or (f) above occurs on or after the Commencement Date and prior to the Expiration Time for the tender offer requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event. For purposes of this subsection, the term "ex" date, (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such tender offer (as it may be amended or extended). Notwithstanding the foregoing, if the fraction by which the conversion price is required to be adjusted as a result of any event (other than the issuance, distribution or tender offer, as the case may be, requiring such computation) cannot be determined for any Trading Day during the period of 20 Trading Days contemplated by the first sentence of this subsection and clause (i) of the second sentence of this subsection, then the 5 consecutive Trading Days selected by the Company shall, in the case of the first sentence of this subsection and clause (i) of the second sentence of this subsection, commence not more than 25 Trading Days before such Determination Date or Expiration Time, as the case may be, instead of 20 Trading Days before such Determination Date or Expiration Time, as the case may be, as provided above.

         (h) In addition to the foregoing adjustments in subsections (a), (b),
(c), (d), (e) and (f) above, the Company, from time to time and to the extent permitted by law, may reduce the Conversion Price by any amount for at least 20 Business Days, if the Board of Directors has made a determination, which determination shall be conclusive, that such reduction would be in the best interests of the Company. The Company shall give notice to the Trustee and cause notice of such reduction to be mailed to each Holder of Securities at such Holder's address as the same appears on the registry books of the Registrar, at least 15 days prior to the date on which such reduction commences. The Company may, at its option, also make such reductions in the Conversion Price in addition to those set forth above, as the Board of Directors deems advisable to avoid or diminish any income tax to holders of shares of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for United States federal income tax purposes.

         (i) In any case in which this Section 13.5 shall require that an adjustment be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Security converted after such record date and on and before such adjustment shall have become effective (i) defer paying any Cash payment pursuant to Section 13.3 hereof or issuing to the Holder of such Security the number of shares of Common Stock and other capital stock of the Company (or other assets or securities) issuable upon such conversion in excess of the number of shares of Common Stock and other Capital Stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate Cash payment pursuant to Section 13.3 hereof and issue to such Holder the additional shares of Common Stock and other Capital Stock of the Company issuable on such conversion. Notwithstanding the foregoing, no adjustment of the Conversion price shall be made if the event giving rise to such adjustment does not occur.

         (j) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price; provided that any adjustments which by reason of this subsection (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Article XIII shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. In no event shall the Conversion Price be less than or equal to zero or less than the par value of a share of the Company's Common Stock, in which event the Conversion Price shall be reduced to such par value, and if the Company's Common Stock is without par value, the Conversion Price in such event would be reduced to $.01 per share.

         (k) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and each conversion agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and showing in reasonable detail the facts upon which such adjustment is based, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each Holder of Securities at such Holder's address as the same appears on the registry books of the Registrar. Unless and until a Trust Officer has received an Officers' Certificate setting forth an adjustment of the Conversion Price, the Trustee may assume that no such adjustment has been made and that the last Conversion Price for which the Trustee has received an Officers' Certificate is the current Conversion Price. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such Officers' Certificate or the information and calculation contained therein, except to exhibit the same to any Holder deserving inspection thereof, at its office during normal business hours.

         (l) In the event that the Company distributes rights, warrants or options (other than those referred to in subsection (c) above and other than Stockholder Rights ("Rights") to all holders of Common Stock) pro rata to holders of Common Stock, so long as any such rights, warrants or options have not expired or been redeemed by the Company, instead of making an adjustment in the Conversion Price, the Company may make proper provision so that the Holder of any Security surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of rights, warrants or options to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights, warrants or options of separate certificates evidencing such rights, warrants or options (the "Distribution Date"), the same number of rights, warrants or options to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights, warrants or options, and (ii) if such conversion occurs after such Distribution Date, the same number of rights, warrants or options to which a holder of the number of shares of Common Stock into which the principal amount of such Security so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights, warrants or options.

         (m) For purposes of this Section, a tender offer shall not include privately negotiated or open market purchases of Common Stock unless such purchases are subject to Regulation 14D or Regulation 14E promulgated under the Exchange Act, or any successor provisions thereto.

SECTION XIII.6. CONTINUATION OF CONVERSION PRIVILEGE IN CASE OF
RECLASSIFICATION, CHANGE, MERGER, CONSOLIDATION OR SALE OF ASSETS.

         If there shall occur: (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value, to par value, or as a result of a subdivision or combination), (b) any consolidation or merger of the Company with or into any other Person, or the consolidation or merger of any other Person with or into the Company (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock) or (c) any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), then the Company, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance assuming such holder of Common Stock of the Company failed to exercise his rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance (provided that if the kind or amount of securities, cash, and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 13.6 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XIII. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section
13.6 shall similarly apply to successive consolidations, mergers, sales or conveyances.

         Notice of the execution of each such supplemental indenture shall be mailed to each Holder of Securities at such Holder's address as the same appears on the registry books of the Registrar.

         Neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but, subject to the provisions of
Article VIII hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

SECTION XIII.7. NOTICE OF CERTAIN EVENTS.

         In case:

         (a) the Company shall declare a dividend (or any other distribution) payable to the holders of Common Stock (other than cash dividends);

         (b) the Company shall authorize the granting to all or substantially all the holders of Common Stock of rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights;

         (c) the Company shall authorize any reclassification or change of the Common Stock (including a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale or conveyance of all or substantially all the property or business of the Company;

         (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

         (e) the Company or any of its Subsidiaries shall complete an Offer, as defined in Section 13.5;

then, the Company shall cause to be filed at the office or agency maintained for the purpose of conversion of the Securities as provided in Section 13.2 hereof, and shall cause to be mailed to each Holder of Securities, at such Holder's address as it shall appear on the registry books of the Registrar, at least
10 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants or options or Offer, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options or to participate in such Offer are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

SECTION XIII.8. TAXES ON CONVERSION.

         The Company will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant thereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Securities to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Securities.

SECTION XIII.9. COMPANY TO PROVIDE STOCK.

         The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Securities from time to time as such Securities are presented for conversion, provided that nothing contained in this Section 13.9 shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Securities by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

         If any shares of Common Stock to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible use its reasonable efforts to secure such registration or approval, as the case may be, provided, however, that nothing in this Section 13.9 shall be deemed to limit in any way the obligations of the Company provided in this Article XIII.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price. The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free of preemptive rights.

SECTION XIII.10. DISCLAIMER OF RESPONSIBILITY FOR CERTAIN MATTERS.

         Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in Section 13.5 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any agent of the Trustee shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any agent of the Trustee shall be responsible for any failure of the Company to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Security for the purpose of conversion or, subject to
Article VIII hereof, to comply with any of the covenants of the Company contained in this Article XIII.

SECTION XIII.11. RETURN OF FUNDS DEPOSITED FOR REDEMPTION OF CONVERTED
SECURITIES.

         Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of and interest on any of the Securities and which shall not be required for such purposes because of the conversion of such Securities, as provided in this Article XIII, shall promptly after such conversion be repaid to the Company by the Trustee or such other Paying Agent in accordance with the Company's written instructions.

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                                  ARTICLE XIV.
                                  MISCELLANEOUS

SECTION XIV.1. TIA CONTROLS.

         If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, whether or not this Indenture has been qualified under the TIA, shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, then the applicable TIA provision shall be deemed to apply to this Indenture as so modified, or shall be excluded, as the case may be.

SECTION XIV.2. NOTICES.

         Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by recognized overnight courier, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Company:

         General Semiconductor, Inc.
         10 Melville Park Road
         Melville, New York 11747
         Attention: General Counsel
         Telephone (631) 847-3000
         Telecopy (631) 847-3209

         if to the Trustee:

         The Bank of New York
         101 Barclay Street, 21W
         New York, New York 10286
         Attention: Corporate Trust Trustee Administration
         Telephone:  (212) 815-5783
         Telecopy: (212) 815-5915

         Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; the next Business Day after delivery to an overnight courier; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it except for notices and communications to the Trustee which shall be effective only upon actual receipt thereof.

SECTION XIV.3. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

         Holders may communicate pursuant to TIA SECTION 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA SECTION 312(c).

SECTION XIV.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action (other than the original issuance of the Securities pursuant to this Indenture) under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or complied with; and

                  (2) upon the Trustee's request, an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied or complied with.

SECTION XIV.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each Officers' Certificate or Opinion of Counsel with respect to compliance with or satisfaction of with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied or complied with; and

                  (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been satisfied or complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials. Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous, and provided that any such certificate or opinion names the Trustee as an addressee and is furnished to the Trustee at the time of delivery of such certificate or opinion. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

SECTION XIV.6. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION XIV.7. LEGAL HOLIDAYS.

         A "Legal Holiday" is a Saturday, a Sunday or any day that is not a Business Day. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION XIV.8. GOVERNING LAW.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER

APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

SECTION XIV.9. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION XIV.10. NO RECOURSE AGAINST OTHERS.

         No direct or indirect partner, employee, shareholder, director or officer, as such, past, present or future of the Company or any successor corporation, shall have any personal liability in respect of the obligations of the Company under the Securities or this Indenture (or for any claim based on, or in respect of, or by reason of, such obligations or their creation) by reason of his, her or its status as such partner, shareholder, employee, director or officer. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

SECTION XIV.11. SUCCESSORS.

         All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor and assigns.

SECTION XIV.12. DUPLICATE ORIGINALS.

         All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

SECTION XIV.13. SEVERABILITY.

         In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION XIV.14. TABLE OF CONTENTS, HEADINGS, ETC.

         The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION XIV.15. QUALIFICATION OF INDENTURE.

         The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs, fees and expenses (including attorneys' fees and expenses for the Company and the Trustee) incurred in connection therewith, including, but not limited to, costs, fees and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

SECTION XIV.16. BENEFITS OF INDENTURE.

         Nothing in this Indenture or the Securities, express or implied, shall give to any Person other than the parties hereto, the holders of Senior Indebtedness (subject to Article XII), the persons contemplated by Section 7.7 and the Holders, any benefits or any legal or equitable right, remedy or claim under this Indenture or the Securities.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                         GENERAL SEMICONDUCTOR, INC.,

                                         a Delaware corporation

                                         By: /s/ Andrew M. Caggia
                                             --------------------------------
                                               Name:  Andrew M. Caggia
                                               Title: Senior Vice President and
                                                      Chief Financial Officer

                                         The Bank of New York,
                                         as Trustee

                                         By: /s/ Mary LaGumina
                                             ---------------------------------
                                               Name:  Mary LaGumina
                                               Title: Assistant Vice President

                                    EXHIBIT A

                               [FORM OF SECURITY]

                           GENERAL SEMICONDUCTOR, INC.

                  5.75% CONVERTIBLE SUBORDINATED NOTES DUE 2006

No.                                                      CUSIP No.  370787AA1

                                                                    $150,000,000

         GENERAL SEMICONDUCTOR, INC., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred and Fifty Million Dollars, on December 15, 2006.

         Interest Payment Dates: June 15 and December 15; commencing June 15, 2000.

         Record Dates:  June 1 and December 1.

         Reference is made to the further provisions of this Note hereinafter set forth, which will, for all purposes, have the same effect as if set forth at this place.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                         GENERAL SEMICONDUCTOR, INC.,

                                         a Delaware corporation

                                         By: _________________________________
                                               Name:
                                               Title:

                                         By: _________________________________
                                               Name:
                                               Title:

Certificate of Authentication:

This is one of the Notes described in the within-mentioned Indenture.

Dated: December 14, 1999

                           The Bank of New York, as Trustee

                           By:__________________________________
                                    Authorized Signatory

                           GENERAL SEMICONDUCTOR, INC.

                  5.75% Convertible Subordinated Notes due 2006

         Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by The Depository Trust Company, a New York corporation ("Depositary"), to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of the Depository to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(2)

         THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE HEREOF. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT EITHER (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"),
(2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (C) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (D) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (A FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF

--------
(2) This paragraph should only be added if the Note is issued in global form.

COUNSEL ACCEPTABLE TO THE COMPANY) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING.(3)

         1. INTEREST.

         General Semiconductor, Inc., a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Note at the rate of 5.75% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of 5.75% per annum compounded semi-annually.

         The Company will pay interest semi-annually in cash in arrears on June 15 and December 15 of each year (each, an "Interest Payment Date"), commencing June 15, 2000. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Notes, from December 9, 1999. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

         2. METHOD OF PAYMENT.

         The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Any such interest not so punctually paid, and defaulted interest relating thereto, may be paid to the Persons who are registered Holders at the close of business on a Special Record Date for the payment of such defaulted interest, as more fully provided in the Indenture referred to below. Holders must surrender Notes to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). The Notes will be payable as to principal, premium, interest and Liquidated Damages at the office or agency of the Company maintained for such purpose within or without New York, New York, or at the option of the Company, payment of principal, premium, interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the registry of Holders, and provided that, upon the request of The Depository Trust Company, a New York corporation (the "Depositary"), payment by wire transfer to an account within the United States of immediately available funds will be required with respect to principal of, premium and interest on and Liquidated Damages with respect to Global Notes and all other Notes held of record by the

--------
(3) This paragraph should be included only for Transfer Restricted Securities.

Depositary, or its nominee, if the Depositary shall have provided wire transfer instructions to the Company or the Paying Agent.

         3. PAYING AGENT AND REGISTRAR.

         Initially, The Bank of New York (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

         4. INDENTURE.

         The Company issued the Notes under an Indenture, dated as of December 14, 1999 (as amended or supplemented from time to time the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and said Act for a statement of them. The Notes are general unsecured obligations of the Company limited in aggregate principal amount to $172,500,000.

         5. REDEMPTION.

         The Notes may be redeemed in whole or from time to time in part at any time on and after December 15, 2002, at the option of the Company, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case, plus any accrued but unpaid interest and Liquidated Damages to, but excluding the Redemption Date. The Notes may not be so redeemed prior to December 15, 2002.


                                   If redeemed during
                                  the 12-month period
                                beginning on December 15        Redemption Price
                                ------------------------        ----------------
           2002...............................................  103.286%
           2003...............................................  102.464%
           2004...............................................  101.643%
           2005 and thereafter................................  100.821%


Any such redemption will comply with Article III of the Indenture.

         6. NOTICE OF REDEMPTION.

         Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Note to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Notes may be redeemed in part in integral multiples of $1,000 only.

         Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Notes called for redemption is not prohibited under Article XII of the Indenture, the Notes called for redemption will cease to bear interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price, plus any accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date.

         7. DENOMINATIONS; TRANSFER; EXCHANGE.

         The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption.

         8. PERSONS DEEMED OWNERS.

         The registered Holder of a Note may be treated as the owner of it for all purposes, subject to the provisions of the Indenture and the Notes with respect to record dates.

         9. UNCLAIMED MONEY.

         If money for the payment of principal, interest or Liquidated Damages remains unclaimed for one year, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

         10. AMENDMENT; SUPPLEMENT; WAIVER.

         Subject to specified exceptions, the Indenture or the Notes may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not materially adversely affect the rights of any Holder of a Note.

         11. CONVERSION RIGHTS.

         Subject to the provisions of the Indenture, the Holders have the right to convert the principal amount of the Notes into fully paid and nonassessable shares of Common Stock of the Company at an office or agency maintained for such purpose as provided in the Indenture at the initial conversion price per share of Common Stock of $15.55 (which reflects a conversion rate of approximately
64.3087 shares of Common Stock per $1,000 in principal amount of Notes), or at the adjusted conversion price then in effect, if adjustment has been made as provided in the

Indenture, upon surrender of the Note to the Company, together with a fully executed notice in substantially the form attached hereto and, if required by the Indenture, an amount equal to accrued interest payable on such Note.

         12. RANKING.

         Payment of principal, premium, if any, interest on and Liquidated Damages and other amounts with respect to the Notes is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

         13. REPURCHASE AT OPTION OF HOLDER UPON A CHANGE OF CONTROL.

         If there is a Change of Control, the Company shall, subject to certain exceptions, be required, subject to the provisions of the Indenture, to offer to purchase on the Repurchase Date all outstanding Notes at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to, but excluding, the Repurchase Date. Holders of Notes will receive a Repurchase Offer from the Company prior to any related Repurchase Date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

         14. SUCCESSORS.

         When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

         15. DEFAULTS AND REMEDIES.

         If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal, interest or Liquidated Damages), if it determines that withholding notice is in their interest.

         16. TRUSTEE DEALINGS WITH COMPANY.

         The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

         17. NO RECOURSE AGAINST OTHERS.

         No direct or indirect partner, shareholder, director, officer or employee, as such, past, present or future, of the Company or any successor corporation shall have any personal liability in respect of the obligations of the Company under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation, by reason of his, her or its status as such partner, shareholder, director, officer or employee. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         18. AUTHENTICATION.

         This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

         19. ABBREVIATIONS AND DEFINED TERMS.

         Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

         20. GOVERNING LAW.

         THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

         21. CUSIP NUMBERS.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

         22. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED NOTES.

         In addition to the rights provided to Holders of Notes under the Indenture, Holders of Notes shall have all the rights set forth in the Registration Rights Agreement.

         23. COPIES OF AGREEMENTS.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Request may be made to:

                  General Semiconductor, Inc.
                  10 Melville Park Road
                  Melville, New York 11747
                  Attention: Secretary

                               FORM OF ASSIGNMENT

I or we assign this Note to:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
             (Print or type name, address and zip code of assignee)

        Please insert Social Note or other identifying number of assignee and irrevocably appoint __________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Dated:_________________________     Signed:_____________________________________
                                          (Sign exactly as your name appears
                                          on the other side of this Note)

                                    Signature Guaranty:_________________________

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guaranty program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Article XI of the Indenture, check the box: |_|

         If you want to elect to have only part of this Note purchased by the Company pursuant to Article XI of the Indenture, state the amount you want to be purchased: $___________________



Dated:_________________________           Signed:______________________________
                                          (Sign exactly as your name appears
                                          on the other side of this Note)

                                          Signature Guaranty:___________________

         Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guaranty program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                    SCHEDULE OF EXCHANGES OF DEFINITIVE NOTES(4)

         The following exchanges of a part of this Global Note for Definitive Notes have been made:


---------------------------------------------------------------------------------------------------------------
Date of       Amount of decrease    Amount of increase                                 Signature of
Exchange      in Principal Amount   in Principal Amount    Principal Amount of         authorized Signatory
              of this Global Note   of this Global Note    this Global Note            of Trustee or Note
                                                           following such decrease     Custodian
                                                           (or increase)
---------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------


--------
(4) This Schedule should only be added if the Note is issued in global form.

                                    EXHIBIT B

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                     OR REGISTRATION OF TRANSFER OF NOTES(5)

Re: 5.75% CONVERTIBLE SUBORDINATED NOTES DUE 2009
    OF GENERAL SEMICONDUCTOR, INC.

         This Certificate relates to $__________ principal amount of Notes held in __________ book-entry or ____________ definitive form by ____________________________ (the "Transferor").

         1. The Transferor (check applicable box):

         /_/ (a) has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

         /_/ (b) has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         2. In connection with any such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above-captioned Notes and as provided in Section 2.6 of such Indenture, the transfer of this Note does not require registration under the Securities Act because (check applicable box):

         /_/ (a) Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.6(a)(ii)(A) or Section 2.6(d)(i)(A) of the Indenture).

         /_/ (b) Such Note is being transferred to a person who the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) purchasing for its own account or for the account of a qualified institutional buyer over which it exercises sole investment discretion that is aware that the transfer is being made in reliance on Rule 144A (in satisfaction of Section 2.6(a)(ii)(B), Section 2.6(b)(i)(x) or
Section 2.6(d)(i)(B) of the Indenture). /4/ This Certificate shall be included only for the Transfer Restricted Notes.

         /_/ (c) Such Note is being transferred to an institutional investor that is an "accredited investor" within the meaning of Rule 501(a)(1),(2),(3) or (7) under the Securities Act which delivers a certificate in the form of Exhibit B to the Indenture to the Trustee (in satisfaction of Section 2.6(a)(ii)(C) or Section 2.6(d)(i)(C) of the Indenture), and delivers an opinion of counsel, if the Company or the Trustee so requests.

--------
(5) This Certificate shall be included only for the Transfer Restricted Notes.

         /_/ (d) Such Note is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act. If requested by either the Company, an Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate (in satisfaction of Section 2.6(a)(ii)(D) or Section 2.6(d)(i)(D) of the Indenture).

------------------------------------------
INSERT NAME OF TRANSFEROR

By:_______________________________________

Date:_________

         3. Affiliation with the Company check if applicable:

        /_/ (a) The undersigned represents and warrants that it is, or at some time during which it held this Note was, an Affiliate of the Company.

        /_/ (b) If 3(a) above is checked and if the undersigned was not an Affiliate of the Company at all times during which it held this Note, indicate the periods during which the undersigned was an Affiliate of the Company:

        /_/ (c) If 3(a) above is checked and if the Transferee will not pay the full purchase price for the transfer of this Note on or prior to the date of transfer indicate when such purchase price will be paid:

TO BE COMPLETED BY TRANSFEREE IF 2(b) ABOVE IS CHECKED AND THE TRANSFEROR IS NOT A QUALIFIED INSTITUTIONAL BUYER:(6)

         The undersigned represents and warrants that it is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933, as amended, and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information.

Dated:___________________________________________________
            NOTICE: To be executed by an officer.

--------
(6) This Certificate shall be included only for the Transfer Restricted Notes.

                                    EXHIBIT C

                            FORM OF CONVERSION NOTICE

TO:  GENERAL SEMICONDUCTOR, INC.

         The undersigned owner of this Note hereby: (i) irrevocably exercises the option to convert this Note, or the portion hereof below designated, for shares of Common Stock of General Semiconductor, Inc. in accordance with the terms of this Indenture referred to in this Security and (ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Note(s) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. The undersigned acknowledges that if such shares of Common Stock have not yet been registered with the Securities and Exchange Commission, such shares may be required to bear a restrictive legend. If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and deliver the Certificate to be delivered upon Exchange or Registration of Transfer of Notes. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:__________

                              ---------------------------------------------
                                                Signature

Fill in for registration of shares if to be delivered, and of Notes if to be issued, otherwise than to and in the name of the registered holder.

----------------------------------------------------
Social Security or other Taxpayer Identifying Number

----------------------------------------------------
(Name)

----------------------------------------------------
(Street Address)

----------------------------------------------------
(City, State and Zip Code)

(Please print name and address)

Principal amount to be converted (if less than all)

                                       -1-